ADOF_1.DOC

                                                   EXHIBIT 4.5

DATED                                                     1998






                 SHARE ACQUISITION AGREEMENT


        A. JOSEPH EAGLE, GREGORY S. CASWILL AND OTHERS  (1)

              PAREXEL INTERNATIONAL CORPORATION         (2)
























                  190 STRAND, LONDON WC2R 1JN
            TEL: 0171 379 0000   FAX: 0171 379 6854
                      Ref: RWE/0622405.01
                           CONTENTS

No     Heading                                            Page

1.     DEFINITIONS                                           1
2.     THE SHARES                                           13
3.     REPAYMENT BY VENDORS AND THE COMPANY                 13
4.     COMPLETION                                           13
5.     VENDORS WARRANTIES                                   16
6.     PURCHASERS WARRANTIES                                18
7.     TAX INDEMNITIES                                      19
8.     COMPLIANCE WITH US LAW                               19
9.     RESTRICTIVE COVENANTS                                22
10.    PENSION SCHEME                                       23
11.    GENERAL PROVISIONS                                   23
12.    ANNOUNCEMENTS                                        24
13.    COSTS                                                25
14.    NOTICES                                              25
15.    GOVERNING LAW AND JURISDICTION                       25

THE FIRST SCHEDULE:  PARTICULARS OF THE VENDORS             26
THE SECOND SCHEDULE:  BASIC INFORMATION CONCERNING THE COMPANY
       28
THE THIRD SCHEDULE:  PARTICULARS OF SUBSIDIARIES            30
THE FOURTH SCHEDULE:  PROPERTY                              31
THE FIFTH SCHEDULE:  PROVISIONS AFFECTING THE PENSION SCHEME32
THE SIXTH SCHEDULE:  VENDOR'S WARRANTIES                    33
THE SEVENTH SCHEDULE:  PURCHASER'S WARRANTIES               73
THE EIGHTH SCHEDULE:  TAX INDEMNITIES                       77
THE NINTH   SCHEDULE  :   LIMITS  ON  CLAIMS  UNDER   VENDOR'S
       WARRANTIES                                           85
THE TENTH   SCHEDULE:   LIMITS  ON  CLAIMS  UNDER  PURCHASER'S
       WARRANTIES                                           88
THE ELEVENTH SCHEDULE:  HOLDBACK                            90
THIS   AGREEMENT  is  made  the                       day   of
                        1998

BETWEEN:

(1) THE SEVERAL PERSONS whose names and addresses are set out in Column (1) of the First Schedule hereto ("the
       Vendors") and

(2)    PAREXEL   INTERNATIONAL  CORPORATION  (whose  principal
       place of business is at 195 West Street, Waltham, Massachusetts 02154, USA ("the Purchaser")

WHEREAS

(A) PPS Europe Limited ("the Company") has an authorised and issued share capital particulars whereof together with other details are set out in the Second Schedule hereto.

(B) The Vendors are the beneficial owners of or are otherwise able to procure the transfer of the numbers of shares of the Company specified in Column (2) of the First Schedule hereto opposite their respective names such numbers of shares together comprising all the issued and allotted shares of the Company.

(C) The Vendors are desirous of selling and the Purchaser is willing to acquire the Shares (as hereinafter defined) on the terms and subject to the conditions hereinafter contained.

(D) Particulars of the companies which at the date hereof are subsidiaries of the Company are set out in the Third Schedule.

NOW IT IS HEREBY AGREED as follows:-

1.     DEFINITIONS

1.1    In   this  Agreement  and  the  Schedules  hereto   the
       following   expressions  shall   unless   the   context
       otherwise requires have the meanings following:-

      "the Accounts"         the  audited balance sheet as  at
                              the 30 November 1996 and audited
                              profit and loss account for  the
                              year  ended  on the 30  November
                              1996 of each of the Company  and
                              the  Subsidiaries  including  in
                              the  case  of  the  Company  the
                              audited   consolidated   balance
                              sheet  as at such date  and  the
                              audited consolidated profit  and
                              loss account for such period and
                              in   each   case  the  directors
                              report  and  notes  in  relation
                              thereto;

      US GAAP Accounts       the   audited   and  consolidated
                              balance  sheets of  the  Company
                              and   the  subsidiaries  as   of
                              November  30, 1997 and 1996  and
                              the     related     consolidated
                              statement      of      earnings,
                              shareholders  equity  and   cash
                              flows  for  the  years  November
                              30th 1997, 1996 and 1995;

      "Accounts Reliefs"     means   any  Reliefs  where   the
                              availability of the Reliefs  has
                              been  shown as an asset  in  the
                              Accounts or has been taken  into
                              account  in  computing  (and  so
                              reducing)   any  provision   for
                              deferred taxation which  appears
                              in  the US GAAP Accounts or  has
                              resulted  in  no  provision  for
                              deferred taxation being shown in
                              the US GAAP Accounts;

      "Accredited Investor"  a  bank  (as  defined in  Section
                              3(a)(2) of the Securities Act of
                              1933, as amended (the 'Act')) or
                              a  savings  and loan association
                              or other institution (as defined
                              in  Section  3(a)(5)(A)  of  the
                              Act),  whether acting in  regard
                              to   this  investment   in   its
                              individual   or   a    fiduciary
                              capacity;

                             a  broker  or  dealer  registered
                              pursuant  to Section 15  of  the
                              United     States     Securities
                              Exchange   Act   of   1934,   as
                              amended;

                             an  insurance company (as defined
                              in Section 2(13) of the Act);

                             an  investment company registered
                              under    the    United    States
                              Investment Company Act of  1940,
                              as amended;

                             a  business  development  company
                              (as  defined in Section 2(a)(48)
                              of the Investment Company Act of
                              1940, as amended;

                             a   Small   Business  Development
                              Company  licensed by the  United
                              States       Small      Business
                              Administration   under   Section
                              301(c)  or  (d)  of  the  United
                              States Small Business Investment
                              Act of 1958, as amended;

                             a     plan    established     and
                              maintained  by  a United  States
                              state,       its       political
                              subdivision,  or any  agency  or
                              instrumentality  of   a   United
                              States  state  or its  political
                              subdivisions, for the benefit of
                              its  employees, if the plan  has
                              total   assets  in   excess   of
                              $5,000,000;

                             an   employee  benefit  plan  (an
                              "ERISA Plan") within the meaning
                              of  Title 1 of the United States
                              Employee    Retirement    Income
                              Security Act of 1974, as amended
                              ("ERISA")   whose  decision   to
                              purchase  the  interest  in  the
                              Purchaser  was made  by  a  plan
                              fiduciary (as defined in Section
                              3(21) of ERISA), which is either
                              a   bank,   savings   and   loan
                              association,  insurance  company
                              or     registered     investment
                              adviser;

                             an  ERISA Plan with total  assets
                              in excess of $5,000,000 or, if a
                              self-directed ERISA  Plan,  with
                              investment decisions made solely
                              by  persons that are "accredited
                              investors";

                             a  private  business  development
                              company  (as defined in  Section
                              202(a)(22) of the United  States
                              Investment Advisors Act of 1940,
                              as amended);

                             an   organisation  described   in
                              Section 501(c)(3) of the  United
                              States Internal Revenue Code  of
                              1986,  as  amended, corporation,
                              Massachusetts     or     similar
                              business  trust, or partnership,
                              not   formed  for  the  specific
                              purpose of holding the Shares of
                              the  Company  or  acquiring  the
                              Consideration Shares, with total
                              assets in excess of $5,000,000;

                             a  natural person whose net worth
                              (either  individually or jointly
                              with  such  person's spouse)  at
                              the  time of Completion  exceeds
                              $1,000,000;

                             a   natural  person  who  had  an
                              individual income in  excess  of
                              $200,000  or  joint income  with
                              such  person's spouse in  excess
                              of  $300,000 in each of the last
                              two   calendar  years  and   who
                              reasonably expects to reach  the
                              same income level in the current
                              calendar year;

                             a  trust,  with total  assets  in
                              excess of $5,000,000, not formed
                              for  the  specific  purpose   of
                              holding   the  Shares   of   the
                              Company    or   acquiring    the
                              Consideration   Shares,    whose
                              purchase  of  the  Consideration
                              Shares   is   directed   by    a
                              sophisticated     person      as
                              described  in Rule 506(b)(2)(ii)
                              under the Act;

                             an  entity  in which all  of  the
                              equity owners fit into at  least
                              one  of  the  categories  listed
                              above;

      "Associate"            any  person or company who  is  a
                              connected   person    as    that
                              expression is defined by Section
                              839 of the ICTA;

      "the Balance Sheet Date"      30 November 1997;

      "Business day"         a  day  on  which banks shall  be
                              open  in  London for the conduct
                              of   general  banking   business
                              (excluding Saturdays);

      "Tax Claim"            in  the  Eighth  Schedule  hereto
                              shall     mean    any     claim,
                              assessment,    notice,    demand
                              letter  or other document issued
                              or  action taken by or on behalf
                              of    any   Taxation   Authority
                              whereby  it  appears  that   any
                              member  of  the  Group  or   the
                              Purchaser is to be or is  sought
                              to   be   made  subject   to   a
                              Liability to Taxation;

      "the Consideration Shares"     2,774,813 Common Stock of
                              US$0.01  each  of the  Purchaser
                              (ranking  pari  passu  with  the
                              Common Stock of the Purchaser in
                              issue at Completion and credited
                              as fully paid);

      "the Companies Acts"   the   Companies  Acts  1985   and
                              1989,  the Insolvency Act  1986,
                              the Business Names Act 1985, the
                              Criminal  Justice Act  1993  and
                              every statutory modification  or
                              re-enactment  thereof  for   the
                              time being in force;

      "Completion"           completion of the obligations  of
                              the    parties   hereunder    in
                              accordance  with the  provisions
                              of Clause 4 hereof;

      "the          Vendors' the  letter of even date herewith
      Disclosure             from    the   Vendors   to    the
      Letter"                Purchaser  a  copy  of  which  is
                             annexed hereto;

      "Encumbrance"          includes  any interest or  equity
                              of    any   person   (including,
                              without   prejudice    to    the
                              generality of the foregoing, any
                              right  to  acquire,  option   or
                              right  of pre-emption),  or  any
                              mortgage, charge, pledge,  lien,
                              assignment,       hypothecation,
                              security     interest,     title
                              retention or any other  security
                              agreement or arrangement;

      "Event"                includes   (without   limitation)
                              any act omission, transaction or
                              shortfall    in    distributions
                              whether or not a member  of  the
                              Group  is  a  party thereto  and
                              includes Completion;

      "Group"                the  Company  together  with  the
                              Subsidiaries;

      "Independent Accountant"        means  such  person  who
                              shall  be  nominated  by  either
                              party  upon agreement or failing
                              agreement  by the President  for
                              the  time being of the Institute
                              of Chartered Accountants;

      "Industrial Property Rights"    patents,  trade   marks,
                              registered   designs,    pending
                              applications  for  any  of   the
                              foregoing,  trade  or   business
                              names  and copyright and  design
                              rights;

      "Liability to Taxation"a  liability  to make  an  actual
                              payment  of Taxation whether  or
                              not  such  Taxation is  also  or
                              alternatively chargeable against
                              or  attributable  to  any  other
                              person  and whether or  not  any
                              member of the Group shall or may
                              have  any  right of recovery  or
                              reimbursement against any  other
                              person;

      "Management Accounts"  the  management accounts  of  the
                              Company dated February 1998  and
                              identified as 'version 6.0';

      "Nasdaq"               National      Association      of
                              Securities     Dealers,     Inc.
                              Automated Quotation System;

      "New Reliefs"          any  Reliefs which arise  to  the
                              Company    or   any    of    the
                              Subsidiaries:

                             (a)     as  a result of any Event
                              occurring   after  the   Balance
                              Sheet Date; or

                             (b)     in  respect of any period
                              commencing  on  or   after   the
                              Balance Sheet Date;

      "the Property"         the  property or properties short
                              particulars whereof are set  out
                              in  the  Fourth Schedule  hereto
                              and  includes any part or  parts
                              thereof   together   with    any
                              property  used by any member  of
                              the   Group  and  a   place   of
                              business    in   any    Relevant
                              Country;

      "the Purchaser's Solicitors"  Lawrence Graham;

      "Purchaser's Warranties"       those representations and
                              warranties  made to the  Vendors
                              contained  or  referred  to   in
                              Clause   6   and   the   Seventh
                              Schedule hereto;

       "Registration Rights  agreement in the approved  terms
       Agreement"            between  certain of the  parties
                             hereto  to  be entered  into  at
                             Completion attached as  appendix
                                 hereto;
      "Relevant Country"     means  any  country in which  any
                              member of the Group has a  place
                              of  business, including, but not
                              limited  to the United  Kingdom,
                              the  United States of America  ,
                              Germany and France;

      "Reliefs"              in  the  Eighth  Schedule  hereto
                              means  all amounts available  to
                              reduce    either   profits    or
                              Taxation  and includes  (without
                              limitations)     all      losses
                              allowances  exemptions  set-offs
                              deductions      credits      and
                              repayments;

      "SEC"                  the  United States Securities and
                              Exchange Commission;

      "the Service Agreements"       the  existing  agreements
                              (as amended) between the Company
                              and  Joseph  Eagle, the  Company
                              and   Gregory  S.  Caswill,  the
                              Company and Paul Fitzgerald  and
                              the Company and Brian Bulley  to
                              be  entered  into at  Completion
                              attached as appendix B hereto;

      "the Shares"           the   shares   of   the   Company
                              specified in Column (2)  of  the
                              First Schedule hereto;

       "the Supplemental      the  agreement in  the  approved
       Agreement"             terms between the Purchaser  and
                              Joseph Eagle to be entered  into
                              at    Completion   attached   as
                              appendix 'A' hereto;

      "Taxation"             means:-

                                  (a)      any  charge,   tax,
                                   duty,   levy  or  liability
                                   imposed   by  national   or
                                   local  government  or   any
                                   other  person  pursuant  to
                                   any  statute  or  statutory
                                   provision   or   equivalent
                                   legislation in any  country
                                   including           orders,
                                   regulations,   instruments,
                                   bye-laws      or      other
                                   subordinate     legislation
                                   made   under  the  relevant
                                   statute     or    statutory
                                   provision    or  equivalent
                                   legislation in any  country
                                   and    includes    (without
                                   limitation)     corporation
                                   tax,   advance  corporation
                                   tax,  income  tax,  capital
                                   gains tax, development land
                                   tax,   value   added   tax,
                                   customs  and  other  import
                                   duties,  national insurance
                                   contributions, stamp  duty,
                                   capital  duty,  stamp  duty
                                   reserve  tax, estate  duty,
                                   capital    transfer    tax,
                                   inheritance  tax  and   any
                                   amount which any member  of
                                   the  Group  is  liable   to
                                   account  for  by   way   of
                                   deduction  or  withholding,
                                   amounts equivalent  to  the
                                   foregoing  and any  payment
                                   whatsoever  chargeable   in
                                   any   country   which   any
                                   member of the Group may  be
                                   or  become bound to make to
                                   any  person as a result  of
                                   the    operation   of   any
                                   enactment    relating    to
                                   Taxation;

                                  (b)     any capital transfer
                                   tax   or  inheritance   tax
                                   which:-

                                       (i)     is at the  date
                                        hereof  a charge  over
                                        any  of the shares  of
                                        any   member  of   the
                                        Group; or

                                       (ii)     at  the   date
                                        hereof gives rise to a
                                        power of sale over the
                                        shares  of any  member
                                        of the Group; or

                                       (iii)   after the  date
                                        hereof    becomes    a
                                        charge  on  or   gives
                                        rise  to  a  power  of
                                        sale  over any of  the
                                        shares  of any  member
                                        of  the Group being  a
                                        liability  in  respect
                                        of  additional capital
                                        transfer    tax     or
                                        inheritance        tax
                                        payable  on the  death
                                        of  any  person within
                                        three  years or  seven
                                        years after a transfer
                                        of  value or gift  and
                                        in deciding whether  a
                                        charge on or power  of
                                        sale  over any of  the
                                        shares  exists at  any
                                        time the fact that any
                                        capital  transfer  tax
                                        or  inheritance tax is
                                        not yet payable or may
                                        be paid by instalments
                                        shall  be  disregarded
                                        and such tax shall  be
                                        treated   as  becoming
                                        due  and  a charge  or
                                        power   of   sale   as
                                        arising on the date of
                                        the  transfer of value
                                        or             capital
                                        distribution        in
                                        respect  of  which  it
                                        becomes   payable   or
                                        arises     and     the
                                        provisions   of   IHTA
                                        S213  shall not  apply
                                        thereto;

                                  (c)         any     Taxation
                                   assessed  on  the   Vendors
                                   under  ICTA S776  which  is
                                   recoverable    from     the
                                   Purchaser and/or any member
                                   of  the  Group pursuant  to
                                   the  provisions of  S777(8)
                                   of  that Act to the  extent
                                   the  Vendors make  a  claim
                                   for   recovery   from   the
                                   Purchaser and/or any member
                                   of the Group;

                                  (d)     subject to paragraph
                                   5   of   Schedule   8   any
                                   penalties    fines    costs
                                   charges interest or damages
                                   payable in connection  with
                                   any Taxation;

                                  (e)     subject to paragraph
                                   5 of Schedule 8 any payment
                                   made  or liability incurred
                                   in   connection  with   any
                                   reasonable  settlement   of
                                   any Tax Claim;

                                  (f)       all   costs    and
                                   expenses         reasonably
                                   incurred  by any member  of
                                   the  Group or the Purchaser
                                   in  connection with any Tax
                                   Claim  to  which  the   Tax
                                   Indemnities relate;

      "Taxation Authority"   any     national     or     local
                              government,  authority  or  body
                              whatsoever whether of a Relevant
                              Country  or elsewhere  empowered
                              to  impose collect or administer
                              Taxation;

      "Tax Indemnities"      the   indemnities   provided   by
                              Clause 7 and the Eighth Schedule
                              hereto;

      "Taxation Statute"     any   statute,  enactment,   law,
                              regulation  or practice  enacted
                              or  issued or coming into  force
                              providing  for or  imposing  any
                              Taxation;

      "Vendor Representative"means  any  person who  satisfies
                              all of the following conditions

                                  (a)     is not an affiliate,
                                   director, officer or  other
                                   employee  of the  Purchaser
                                   or  beneficial owner of 10%
                                   or more of any class of the
                                   equity securities or 10% or
                                   more of the equity interest
                                   of the Purchaser'

                                  (b)     has  such  knowledge
                                   and experience in financial
                                   and  business matters  that
                                   he     is    capable     of
                                   evaluating,    alone     or
                                   together with other  Vendor
                                   Representatives   of    the
                                   Vendor,  or  together  with
                                   the  Vendor, the merits and
                                   risks  of  the  prospective
                                   investment in Purchaser;

                                  (c)     is  acknowledged  by
                                   the   Vendor  in   writing,
                                   during  the course  of  the
                                   transaction,  to   be   his
                                   Vendor  Representative   in
                                   connection  with evaluating
                                   the merits and risks of the
                                   prospective  investment  in
                                   the Purchaser; and

                                  (d)      discloses  to   the
                                   Vendor    in   writing    a
                                   reasonable  time  prior  to
                                   the  sale of securities  of
                                   the   Purchaser   to   that
                                   Vendor     any     material
                                   relationship        between
                                   himself  or  his affiliates
                                   and the Purchaser that then
                                   exists,  that  is  mutually
                                   understood      to       be
                                   contemplated, or  that  has
                                   existed at any time  during
                                   the previous two years, and
                                   any  compensation  received
                                   or  to  be  received  as  a
                                   result       of        such
                                   relationship.

      "the Vendors' Solicitors"       Thomas   Eggar   Verrall
                              Bowles;

      "Vendors Warranties"   those     representations     and
                              warranties made to the Purchaser
                              contained  or  referred  to   in
                              Clauses  5  and 8 and the  Sixth
                              Schedule hereto;

      "ICTA"                 the  Income and Corporation Taxes
                              Act 1988;

      "CAA"                  the Capital Allowances Act 1990;



      "IHTA"                 the Inheritance Tax Act 1984;

      "FA"                   Finance Act;

      "TCGA"                 the  Taxation of Chargeable Gains
                              Act 1992;

      "VATA"                 the Value Added Tax Act 1994;

      "TMA"                  the Taxes Management Act 1970.

1.2 References to the consequences of acts or transactions effected prior to Completion shall include the combined effect of two or more acts or transactions the first of which shall have taken place or be deemed to have taken place on or before the date of Completion. Reference to the result of Events on or before Completion shall include the combined result of two or more Events the first of which shall have taken place or is deemed to have taken place on or before Completion.

1.3 The expression "the Vendors" includes their respective personal representatives.

1.4 Any document expressed to be "in the approved terms" means in a form approved and for the purpose of identification signed by or on behalf of the parties hereto.

1.5 Where any Warranty or matter disclosed in the Disclosure Letter refers to the knowledge information awareness or belief of a Vendor, each of the Vendors shall be deemed to have made all reasonable enquiries into the subject matter of that Warranty or Disclosure.

1.6 The expression "Subsidiary" shall mean any subsidiary (as defined by Section 736 of the Companies Act 1985
       (as amended by the Companies Act 1989)) for the time being of the Company having its principal place of business in the UK or otherwise.

1.7 The expression "the Company" where used in clauses 3, 4, 5 and 7 and in the Sixth and Eighth Schedules to this Agreement shall mean each of the Company and each of its Subsidiaries.

1.8 References to Clauses, Sub-clauses and Schedules are references to Clauses and Sub-clauses of this Agreement and Schedules to this Agreement.

1.9 In this Agreement and the Schedules hereto the masculine gender shall include the feminine and neuter, the singular number shall include the plural and vice versa, and references to persons shall include bodies corporate, unincorporated associations and partnerships.

1.10 In this Agreement words and phrases the definition of which is contained or referred to in Part XXVI of the Companies Act 1985 shall be construed as defined therein.

1.11 References in this Agreement to any statute or statutory provision shall include (except where the context otherwise requires) any statute or statutory provision which amends extends consolidates or replaces the same and any statute or statutory provision which has been amended, extended, consolidated or replaced by the same and shall include any order, regulation, instrument or other subordinate legislation made under the relevant statute or statutory provision except where and to the extent that any liability of the Vendors under this Agreement would be created or extended as a result of any amendment, extension, consolidation or replacement of any statute or statutory provision in force at Completion.

1.12   The   headings  in  this  Agreement  are  inserted  for
       convenience only and shall not affect the construction hereof.

1.13 Reference to income or profits or gains earned accrued or received shall include income or profits or gains deemed to have been or treated as or regarded as earned accrued or received for the purposes of any Taxation Statute.

2.     THE SHARES

2.1 The Vendors shall sell and the Purchaser shall acquire with effect from Completion the Shares free from any Encumbrance and together with all accrued benefits and rights for the consideration described in sub-clause
       2.2 below ("the Consideration").

2.2 The Consideration shall be satisfied by the allotment and issue (subject to sub-clause 2.3 below) to the Vendors of the Consideration Shares in the amounts set against each of their names in column 3 of the First Schedule.

2.3 A proportion of the Consideration Shares amounting in aggregate to 10% of the total Consideration Shares shall not be delivered to the Vendors on Completion but shall be withheld by the Purchaser on the terms and conditions set out in the Eleventh Schedule.

3.     REPAYMENT BY VENDORS AND THE COMPANY

3.1 The Vendors will prior to or simultaneously with Completion repay to the Company any sums due by the Vendors, any Associate of the Vendors or any of them (or by any person to whom they or any of them are or is a trustee or personal representative) to the Company at Completion and shall at Completion procure that neither they nor any such person as aforesaid has any claim or right of action against the Company (other than in respect of current remuneration as directors or executives) and that the Company is not in any way obliged or indebted (other than as aforesaid) to them or any such person and at Completion the Vendors will confirm in writing to the Purchaser that they have so procured.

3.2 The Vendors and/or the Company will prior to or simultaneously with Completion repay all outstanding debt (whether accrued due or not) other than amounts due to trade creditors in the ordinary course of business.

4.     COMPLETION

4.1 Completion shall take place on March 1, 1998 at the offices of the Purchaser's Solicitors or such other offices as the parties may subsequently agree when:-

       4.1.1  the  Vendors  shall  deliver  or  cause  to   be
              delivered to the Purchaser:-

              (a) duly  executed transfers together  with  the
                  relative share certificates in respect of the Shares;

              (b) the   certificate   of  incorporation,   all
                  certificates on change of name, the seal and statutory books of the Company made up to the date of Completion;

              (c) such  Title  Deeds to the  Property  as  are
                  available;

              (d) if  the  Purchaser so requires an  effective
                  waiver by each of the members of the Company of any rights which he may have under the Articles of Association of the Company to have the Shares or any of them offered to him for purchase and any other documents necessary to substantiate the right of the transferors of the Shares pursuant to this Agreement to transfer the same;

              (e) written  confirmation pursuant to Clause  3;
                  and

              (f) written  resignation letters executed  under
                  seal   by   such   of  the   directors   and
                  secretaries   of   the   Company   and   the
                  Subsidiaries  as the Purchaser may  nominate
                  (if any), each such letter incorporating  an
                  acknowledgement that the party resigning has
                  no claims (whether for compensation for loss
                  of  office  or  termination  of  employment,
                  unpaid  remuneration or otherwise howsoever)
                  against   the   Company  or   any   of   the
                  Subsidiaries;

              (g) written resignation letter of Grant Thornton
                  as  auditor  together with  a  statement  in
                  accordance  with  s.394 Companies  Act  1985
                  confirming that there are no circumstances which he considers should be brought to the attention of the members or creditors of the Company;

              (h) signed  opinions from Price  Waterhouse  and
                  Grant  Thornton  that transaction  qualifies
                  for    pooling   of   interests   accounting
                  treatment;

              (i) signed release from Lana Lisanti;

              (j) signed   opinion  from  Grant  Thornton   in
                  relation  to  the  Accounts  and   US   GAAP
                  Accounts.

              (k) signed  opinion  from  Testa,  Hurwitz   and
                  Thibeault that the Consideration Shares  are
                  validly   issued,   fully   paid   and   not
                  assessable.

       4.1.2 the Vendors shall procure that the Directors shall hold a meeting of the Board of the Company at which

              (a) the Directors shall appoint such persons  as
                  the  Purchaser may nominate as directors  of
                  the  Company  and  procure  the  resignation
                  without    compensation   of   any    nature
                  whatsoever of such of the Directors and Secretary of the Company as the Purchaser may nominate;

              (b) the  Directors shall vote in favour  of  the
                  registration   of  the  Purchaser   or   its
                  nominees  as members of the Company  subject
                  to   the  production  of  duly  stamped  and
                  completed transfers;

              (c) there   shall   be  presented  the   written
                  resignation  of  the  auditors  which  shall
                  contain  a  statement  that  there  are   no
                  circumstances    connected     with     such
                  resignation which they consider should be brought to the attention of the shareholders or creditors of the Company and a statement of the amount of their outstanding fees and costs;

              (d) Messrs  Price Waterhouse  shall be appointed
                  Auditors to the Company;

              (e) the  Directors  shall  approve  the  Service
                  Agreements;

       4.1.3 the Vendors shall procure that the Company will and the other persons and parties thereto shall enter into the Service Agreements;

       4.1.4  Subject  to  the performance by the  Vendors  of
              their   obligations  in  accordance   with   the
              foregoing  provisions  of  this  Clause  4   and
              subject to the provisions of Clause 2.3,

              (a)         the Purchaser shall allot to each of
                  the  Vendors  the  number  of  Consideration
                  Shares to which he is entitled hereunder and deliver the relative documents of title; and

              (b) The    Purchaser   will   enter   into   the
                  Supplemental Agreement with A. Joseph Eagle.

       4.1.5  each   of  the  parties  will  enter  into   the
              Registration Rights Agreement.

4.2 If in any respect the provisions of sub-clauses 4.1.1, 4.1.2, 4.1.3 and 4.1.4 are not complied with on the date for Completion set by clause 4.1 the Purchaser may:-

       4.2.1 defer Completion to a date not more than 28 days after the date set out above (and so that the provisions of this sub-clause shall apply to Completion as so deferred); or

       4.2.2  proceed  to  Completion so  far  as  practicable
              (without prejudice to its rights hereunder); or

       4.2.3  rescind this Agreement.

4.3    If  in  any respect the provisions of sub-clause  4.1.4
       are not complied with on the date for Completion set by Clause 4.1, the Vendors may:-

       4.2.1 defer Completion to a date not more than 28 days after the date set out above (and so that the provisions of this sub-clause shall apply to Completion as so deferred); or

       4.2.2  proceed  to  Completion so  far  as  practicable
              (without prejudice to its rights hereunder); or

       4.2.3  rescind this Agreement.

5.     VENDORS WARRANTIES

5.1    The   Vendors  hereby  warrant  and  represent  to  the
       Purchaser in the terms of the Vendors Warranties.

5.2 In particular and without prejudice to the generality of sub-clause 5.1 the Vendors hereby warrant and represent to the Purchaser that the recitals to this Agreement and the Vendors Warranties are at the date hereof true and accurate in all respects.

5.3 The Vendors Warranties shall apply (mutatis mutandis) to the Company and to the Subsidiaries and any references in the Sixth Schedule, the Eighth Schedule or elsewhere in this Agreement to any statutory provision, regulation or accounting principles applying in England and Wales shall be deemed to include references to any equivalent provision, regulation or accounting principles in any Relevant Country and any references to any governmental or administrative authority or agency shall include references to any equivalent governmental or administrative authority or agency in any Relevant Country.

5.4 The Purchaser shall not be entitled to claim that any fact renders any of the Vendors Warranties untrue or misleading or caused them to be breached if it has been fairly and accurately disclosed in all material respects to the Purchaser in the Vendors' Disclosure Letter.

5.5 The Vendors hereby covenant and undertake to the Purchaser that, if after the date hereof it shall be found that any matter the subject of a Vendors Warranty was not as warranted then, notwithstanding any further right of the Purchaser hereunder in respect of such breach of Vendors Warranty, if the effect thereof is that:-

       5.5.1 the value of any asset belonging to the Company is less than its value would have been had there been no breach of Vendors Warranty; or

       5.5.2  any   asset  represented  as  belonging  to  the
              Company does not so belong; or

       5.5.3  the   Company  has  incurred  or  is  under  any
              liability or contingent liability which it would not have incurred or been under had there been no breach of Vendors Warranty;

       then the Vendors shall on demand account to the Purchaser pursuant to the provisions of the Eleventh Schedule for an amount equal to the amount by which the value of the net assets of the Company are less than they would have been had there been no such breach of Vendors Warranty and any such settlement made by the Vendors shall be taken into account in assessing the damages of the Purchaser in connection with, arising out of or resulting from any such breach of Vendors Warranty.

5.6 No claim by the Purchaser under the provisions of this Clause 5 shall be prejudiced nor shall the amount of any such claim be reduced in consequence of any information relating to the Company which may at any time have come to the knowledge of the Purchaser or any of its advisers (other than information contained in the Vendor's Disclosure Letter and any annexure thereto) and it shall not be a defence to any claim against the Vendors that the Purchaser knew or ought to have known or had constructive knowledge of any information (other than information contained or supplied as aforesaid) relating to the circumstances giving rise to such claim.

5.7 The Vendors Warranties are separate and independent and save as expressly provided in this Agreement or in the Disclosure Letter shall not be limited by reference to any other paragraph or anything in this Agreement and such Vendors Warranties shall remain in full force and effect notwithstanding Completion.

5.8 The Vendors undertake to indemnify the Purchaser against any reasonable costs (including legal costs on a solicitor and own client basis) and expenses which the Purchaser may reasonably incur either before or after the commencement of any action in connection with:

       5.8.1  the   settlement   of  any  claim   brought   on
              reasonable  grounds  that  any  of  the  Vendors
              Warranties are untrue or misleading or have been breached;

       5.8.2 any legal proceedings in which the Purchaser claims that any of the Vendors Warranties are untrue or misleading or have been breached and in which judgment is given for the Purchaser; or

       5.8.3  the  enforcement  of  any  such  settlement   or
              judgment.

5.9 The Vendors undertake (in the event of any claim being made against any of them in connection with the sale of the Shares to the Purchaser) not to make any claim against the Company, or a director or an employee of the Company (other than a Vendor), on whom any of them may have relied before agreeing to any term of this Agreement or authorising any statement in the
       Disclosure Letter but so that this shall not preclude any Vendor from claiming against any other Vendor under any right of contribution or indemnity to which he may be entitled, and each Vendor hereby agrees to consent to the grant of injunctive relief to restrain a breach of the undertaking contained in this sub-paragraph if requested by the Purchaser so to do.

6.     PURCHASERS WARRANTIES

6.1 The Vendors have entered into this Agreement on the faith of the Purchaser's Warranties.

6.2 In particular and without prejudice to the generality of sub-clause 6.1 the Purchaser hereby warrants and represents to the Vendors that the Purchaser's Warranties are at the date hereof and will at Completion be true and accurate in all respects.

6.3 The Vendors shall not be entitled to claim that any fact renders any of the Purchaser's Warranties untrue or misleading or caused them to be breached if it has been fairly and accurately disclosed in all material respects to the Purchaser in the Purchasers Disclosure Letter.

6.4 The Purchaser's Warranties are separate and independent and save as expressly provided in this Agreement or in the Purchasers Disclosure Letter shall not be limited by reference to any other paragraph or anything in this Agreement and such Purchaser's Warranties shall remain in full force and effect notwithstanding Completion.

6.5 The Purchaser undertakes to indemnify the Vendors against any reasonable costs (including legal costs on a solicitor and own client basis) and expenses which the Vendors may reasonably incur either before or after the commencement of any action in connection with:

       6.5.1  the   settlement   of  any  claim   brought   on
              reasonable  grounds that any of the  Purchaser's
              Warranties are untrue or misleading or have been breached;

       6.5.2 any legal proceedings in which the Vendors claim that any of the Purchaser's Warranties are untrue or misleading or have been breached and in which judgment is given for the Vendors; or

       6.5.3  the  enforcement  of  any  such  settlement   or
              judgment.

6.6    The  Purchaser  undertakes  to  announce  promptly   in
       accordance with past practice results of its operations covering the period January 1, 1998 through March 31,
       1998.

7.     TAX INDEMNITIES

       The Vendors hereby indemnify the Purchaser in the terms of the Eighth Schedule hereto.

8.     COMPLIANCE WITH US LAW

       Each Vendor severally:

8.1 warrants and represents to the Purchaser that the Vendor:-

       8.1.1 is acquiring the Consideration Shares for his own account and not on behalf of any other person, and the Vendor is acquiring the Consideration Shares for investment purposes and not with a view towards distribution and has no present arrangement to sell the Consideration Shares;

       8.1.2 is not an officer or director of any affiliate of the Purchaser or any of its affiliates;

       8.1.3  was  not  organised for the specific purpose  of
              holding  or  acquiring the Consideration  Shares
              (if   the   Vendor  is  a  corporation,   trust,
              partnership or other organisation).

       8.1.4 is an Accredited Investor or had, immediately prior to receipt of any information regarding the Purchaser, such knowledge and experience (alone or with such Vendor's Vendor Representative, if any) in financial and business matters as to be able to evaluate the merits and risks of an investment in the Purchaser.

       8.1.5 is able now, and was able prior to receipt of any information regarding the Purchaser, to bear the economic risks of an investment in the Company and the Purchaser.

8.2 acknowledges and agrees that the Consideration Shares have not been registered under United States Securities Act of 1933, as amended ("the Act"), and may not be offered or sold unless the Consideration Shares are registered under the Act or an exemption from the registration requirements of the Act is available;

8.3 acknowledges that the Consideration Shares are being offered and sold to him in reliance on specific exemptions from the registration requirements of the United States Federal and State securities laws and that the Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Vendor set forth herein in order to determine the applicability of such exemptions and the suitability of Vendor to acquire the Consideration Shares;

8.4 acknowledges that it is his responsibility to satisfy himself as to the full observance by this transaction and the sale of the Consideration Shares to him of the laws of any jurisdiction outside the United States and that he has done so;

8.5 acknowledges that in view of the United States Securities and Exchange Commission, the statutory basis for the exemption claimed for the transactions would not be present if the offer and sale of the Consideration Shares to the Vendor is part of a plan or scheme to evade the registration provisions of the Act and the Vendor confirms that this transaction is not part of any such plan or scheme;

8.6 has received and carefully reviewed (and/or the Vendor's Vendor Representative, if any, as received and carefully reviewed) the PPS Transaction Summary, Prospectus dated January 27, 1998, Annual Report on
       Form 10-K for the fiscal year ended June 30, 1997, Quarterly Report on Form 10-Q for the quarter ended
       September 30, 1997 and December 31, 1997, Current Reports on Form 8-K dated October 23, 1997 and January 27, 1998, 1997 Annual Report to Stockholders; and Proxy Statement dated October 8, 1997 and the Vendor and Vendor's Vendor Representative, if any have had a reasonable opportunity to ask questions of and receive answers from the Purchaser concerning the Purchaser, and to obtain any additional information reasonably necessary to verify the accuracy of the information furnished to the Vendor concerning the Purchaser and all such questions, if any, have been answered to the full satisfaction of the Vendor.

8.7 acknowledges that no representations or warranties have been made to him by the Purchaser or any agent, employee or affiliate of the Purchaser other than those contained in Clause 6 and the Seventh Schedule and in entering into this transaction the Vendor is not relying upon any information, other than that contained in this Agreement or specifically referred to in Clause 8.6, and the results of independent investigations by the Vendor;

8.8    has not sold, exchanged, transferred, pledged, disposed
       or   otherwise  reduced  his  risk  relative   to   the
       Consideration Shares during the 30 day period preceding the date hereof;

8.9 acknowledges and agrees that this transaction is intended to be accounted for as a pooling of interests for financial accounting purposes, and in that regard the Vendor hereby agrees with the Purchaser that the Vendor will not sell, exchange, transfer, pledge, dispose or otherwise reduce his risk in relation to the Consideration Shares during the period which begins on the date hereof and ends at such time as the Purchaser publicly announces financial results covering at least thirty days of post-Completion combined operations of the Purchaser and the Company (the "Pooling Lock-up Period") and the Purchaser at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the Consideration Shares during the Pooling Lock-up Period;

8.10   acknowledges  and agrees that all offers and  sales  of
       the Consideration Shares shall only be made in compliance with (i) the Pooling Lock-up Period and (ii) the Purchaser's insider trading and black out period policies, as from time to time in effect and (iii) pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act.

9.     RESTRICTIVE COVENANTS

9.1 For the purpose of assuring to the Purchaser the full benefit of the businesses and goodwill of the Company each of A. Joseph Eagle, Gregory S Caswill, B Bulley, and P Fitzgerald hereby undertakes by way of further consideration for the obligations of the Purchaser under this agreement as separate and independent agreements that:-

       9.1.1 he will not at any time after Completion disclose to any person or himself use for any purpose and shall use his reasonable endeavours to prevent the publication or disclosure of, any information concerning the confidential business, accounts or finances of the Company or the Subsidiaries or any of its clients or customers transactions or affairs, which may, or may have, come to his knowledge;

       9.1.2 for a period of 2 years after Completion (save in relation to A. Joseph Eagle for whom a 3 year period will apply) he will not except as hereinafter mentioned either on his own account or in conjunction with or on behalf of any person firm or company carry on or be engaged concerned or interested in any trade or business conducted in or from the United States of America and any country within the European Union which is similar to or competitive with any trade or business carried on by the Company and/or the Subsidiaries within the period of two years prior to the date of Completion;

       9.1.3 for a period of 2 years after Completion he will not (save with the prior written consent of the Purchaser) either on his own account or in conjunction with or on behalf of any other person firm or company directly or indirectly:

              (a) solicit  or entice away from the Company  or
                  employ   any  officer  manager  or   servant
                  whether  or not such person would  commit  a
                  breach  of  his  contract of  employment  by
                  reason   of  leaving  the  service  of   the
                  Company; nor

              (b) solicit  or accept the custom of any  person
                  firm or corporation which during the two years prior to the date of Completion shall have been a customer of the Company.

       Provided that nothing in this sub-clause shall preclude or inhibit any person named in Clause 9.1 above from carrying out his duties pursuant to a service agreement or contract of employment between himself and the Company.

9.2 The restrictions contained in sub-clause 9.1 are considered reasonable by the parties but in the event that any such restriction shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

10.    PENSION SCHEME

       The provisions set out in the Fifth Schedule shall apply.

11.    GENERAL PROVISIONS

11.1 The Vendors shall (and shall procure that any other necessary party shall) execute and do all such documents acts and things as may be reasonably required by the Purchaser for securing to or vesting in the Purchaser the legal and beneficial ownership of the Shares forthwith upon Completion in accordance with the terms and conditions of this Agreement.

11.2 The Purchaser shall (and shall procure that any other necessary party shall) execute and do all such documents acts and things as may be reasonably required by the Vendors for securing to or vesting in the Vendors the legal and beneficial ownership of the Consideration Shares (subject to Clause 2.3) forthwith upon Completion in accordance with the terms and conditions of this Agreement.

11.3 This Agreement shall not be assignable by any party hereto without the prior written consent of the others save by the Purchaser to any affiliate of the Purchaser to which the Shares shall be transferred but notwithstanding any such transfer the Purchaser shall remain bound by the obligations contained in this Agreement

11.4 If the benefit of this Agreement is assigned, the liability of the Vendors shall be no greater than it would have been if the Purchaser had remained the owners of the Shares and had retained the benefit of the Vendors Warranties.

11.5   The  obligations  of the Vendors are several  and  such
       obligations   and  undertakings  shall  be  enforceable
       accordingly.

11.6 This Agreement (together with any document annexed hereto and signed by or on behalf of the parties hereto) constitutes the whole Agreement between the parties hereto and no variations hereof shall be effective unless made in writing.

11.7 The provisions of this Agreement in so far as the same shall not have been performed at Completion shall remain in full force and effect.

11.8 Any right of rescission conferred upon either party hereby shall be in addition to and without prejudice to all other rights and remedies available to it and no exercise or failure to exercise such a right of rescission shall constitute a waiver by that party of any such other right or remedy.

11.9   The  Purchaser may release or compromise the  liability
       of  any of the Vendors hereunder or grant to any Vendor
       time   or   other  indulgence  without  affecting   the
       liability of any other Vendor hereunder.

11.10 None of the provisions of this Agreement which are relevant restrictions as that term is defined by the Restrictive Trade Practices Act 1976 shall come into effect until the day following the day on which full particulars of this Agreement have been furnished to the Office of Fair Trading in accordance with the said Act.

11.11 Any party executing this Agreement in its capacity as trustee hereby warrants and represents to the Purchaser that its performance of this Agreement will not constitute a breach if any terms of the trust deed under which he/it is appointed and that he/it is fully empowered to perform (or procure the performance of) each and every obligation imposed hereunder.

12.    ANNOUNCEMENTS

       No party to this Agreement shall make any statement or announcement in connection with this transaction except with the prior approval of the other party save as may be required by law or save to the extent necessary to comply with the requirements of the SEC or Nasdaq. A party to this Agreement who makes a statement or announcement necessary to comply with the requirements of the SEC or Nasdaq shall use its reasonable endeavours to consult with the other parties before making that statement or announcement.

13.    COSTS

       The Purchaser shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made and contribute one half of such costs incurred by the Vendors such contribution to be limited to US$100,000.

14.    NOTICES

       Any notice required to be given by any party hereto to any other shall be in writing and may be served personally or by post or by facsimile and if served by post shall be served by prepaid registered letter sent through the post (airmail if overseas) to the address of the party to be served as shown in this Agreement or such other address as may from time to time be notified for this purpose and any notice so served shall be deemed to have been served 48 hours after the time on which it is posted or 96 hours after the time on which it was posted in the case of airmail post and in proving such service it shall be sufficient to prove that the notice was properly addressed and posted and that before the notice is sent by post a copy shall be sent by facsimile to the Vendor's Solicitors for the attention of Mr AJ Edwards. If served by facsimile, notice shall be deemed to have been served upon transmission of the communication to the relevant facsimile number and production by the sending facsimile machine of a transmission report showing that the facsimile message has been properly received by the facsimile number to which it was transmitted.

15.    GOVERNING LAW AND JURISDICTION

       This Agreement shall be governed by English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.

AS WITNESS whereof this Agreement has been entered into the day and year first above written.

                      THE FIRST SCHEDULE

        PARTICULARS OF THE VENDORS, THEIR SHAREHOLDINGS

             IN THE COMPANY AND THE CONSIDERATION



(1)                         (2)            (3)
Names and Addresses         No. of         Consideration
                            Ordinary       Shares
                            Shares
Clarendon  Trust   Company  3,474,843      1,928,408
Limited,
Portland House,
32 Hue Street,
Jersey,
HE1 4HH

Gregory Spenser Caswill     309,225        171,608
The Music Rooms,
Tanbridge Park,
Horsham,
West Sussex
RH12 1SU

Brian Harry Bulley          309,224        171,608
10 Kiln Lane,
Lindfield, Haywards Heath,
West Sussex
RH16 2SZ

Paul Desmond Fitzgerald     309,224        171,608
5 Dark Pond Trail
Wilton
CT06897
USA

HSBC    Trustee   (Jersey)  248,952        138,159
Limited
(re. TC Int)
1 Grenville Street,
St Helier
Jersey



Thompson Clive Investments  199,161        110,527
PLC
24 Old Bond Street
London
W1X 4JD

The Royal Bank of Scotland  149,371        82,895
Trust   Company   (Jersey)
Limited
71 Bath Street
St Helier
Jersey


                      THE SECOND SCHEDULE

           BASIC INFORMATION CONCERNING THE COMPANY

A.   The Company
1.   Registered Number     :  1488517
2.   Date of incorporation :  31 March 1980
3.   Address of registered :  Wicker   House,  High   Street,
     office                   Worthing, West Sussex, BN11 1DJ
4.   Authorised      share :  500 pounds sterling
     capital
5.   Issued and fully paid :  5,000,000  Ordinary  shares  of
     share capital            0.001908 pence each
6.   Directors:
     Full Names               Addresses
     Gregory       Spenser    The   Music   Rooms,  Tanbridge
     Caswill                  Park, Horsham, West Sussex RH12
                              1SU
     Anthony Joseph Eagle     33   Park  Crescent,  Brighton,
                              East Sussex BN2 3HB
     Brian Harry Bulley       10    Kiln   Lane,   Lindfield,
                              Haywards  Heath,  West   Sussex
                              RH16 2SZ
     Paul          Desmond    5   Dark  Pond  Trail,  Wilton,
     Fitzgerald               CT06897, USA
     Richard         Henry    24  Old Bond Street, London W1X
     Thompson                 4JD
     John Vernon Burke        48     Linksway,     Northwood,
                              Middlesex HA6 2XB
     Terence        George    Portman   House,  70   Stanford
     Brightmore               Avenue, Brighton BN1 6FD
7.   Secretary:
     Full Name
     Gregory       Spenser
     Caswill
                      THE THIRD SCHEDULE

                  PARTICULARS OF SUBSIDIARIES



Name            Date and Place    Issued    Held by       Benefici
                of Incorporation  Share                   ally
                and Registered    Capital                 owned by
                Number

Pharos          25.01.96 under    100       PPS Europe    same
Healthcare      the name          shares    Limited
Communications  "Healthbase       $.10 at
Inc.            Communications    par
                Inc." in
                Connecticut, USA

Health Ed       29.04.96 in       100       Pharos        same
Communications  Connecticut, USA  shares    Healthcare
Inc.                              $.10 at   Communication
                                  par       s Inc.

Centre for      25.08.88 in New   200       PPS Europe    same
Biomedical      Jersey, USA       shares    Limited
Communication                     no par
Inc.

Pharos          23.11.90 in       100 1     PPS Europe    same
Healthcare      England           pound     Limited
Communications  No. 2561789       sterling
Ltd                               shares

PPS             28.08.96 in       100 1     PPS Europe    same
International   England           pound     Limited
Communications  No. 3242769       sterling
Ltd                               shares

Cambridge       18.06.86 in       100 1     PPS Europe    same
Medical         England           pound     Limited
Publications    No. 2029013       sterling
Ltd                               shares

Creative        05.10.94 in       90 "A"    PPS Europe    same
Communications  England           Ord. of   Limited
Solutions Ltd   No. 2973798       1 pound
                                  sterling  Terrafirma    same
                                            Designs
                                  10 "B"    Limited
                                  Ord. of
                                  1 pound
                                  sterling




                      THE FOURTH SCHEDULE

                           PROPERTY



Short Description of Tenure    Expiry of Lease    Owner if
Property                                          Leasehold


Wicker House         Leasehol  May 2019           Quintain
                     d

Wicker Studios       Leasehol  May 2019           Quintain
                     d

Pharos House - Upper Leasehol  October 2021       Domo Group
                     d

Pharos House -       Leasehol  October 2021       Domo Group
Ground               d

3 Liverpool Gardens  Leasehol  June 2011          Hargreaves
- Ground Floor       d

3 Liverpool Gardens  Leasehol  June 2011          Hargreaves
- Upper Floors       d

24 Upper High Street Leasehol  April 2006         Huelens
                     d

24a Upper High       Freehold  N/A                N/A
Street

Chandlers Yard - Car -         -                  Quintain
Park



Pharos Inc Office,   U.S.      November 2000      Robert
Putnam Avenue                                     Bryne

Prospect Street      -         -                  -
apartment

Pharos Car Park      -         -                  Huelens

CBC, 80 West Madison U.S.      December 1999      Vanguard
Avenue                                            Enterprises





                      THE FIFTH SCHEDULE

            PROVISIONS AFFECTING THE PENSION SCHEME



1. The Group contributes to two pension schemes on behalf of its employees:

       1.1    The PPS Europe Discretionary Pension Scheme, for
              UK employees, a defined contribution scheme, details of which are set out in the Vendor's
              Disclosure Letter.

       1.2    The PPS Europe Group Companies 401 (K) Plan, for
              US employees, a defined contribution scheme, details of which are set out in the Vendor's
              Disclosure Letter.

2. There are no schemes other than those referred to in paragraph 1.1 and paragraph 1.2 above to which any members of the Group are obliged to contribute funds.





                      THE SIXTH SCHEDULE

                      VENDOR'S WARRANTIES



In this Schedule (save where the context otherwise requires) the expression "the Company" shall mean each of the Company and each of its Subsidiaries.

The warranties and representations referred to in Clause 5 of the foregoing Agreement are that:-

1.     CONSTITUTION OF THE COMPANY

1.1    Share Capital

       The Company has an authorised and issued share capital as set out in the Second Schedule and all its issued shares are beneficially owned by the Vendors in the numbers set opposite their respective names in the second column of the First Schedule to the foregoing agreement free from all liens charges and Encumbrances or interests in favour of any other person.

1.2    Memorandum and Articles

       The copy of the Memorandum and Articles of Association of the Company annexed to the Disclosure Letter is true and complete and has embodied therein or annexed thereto a copy of every such resolution or agreement as is referred to in Section 380 of the Companies Act 1985.

1.3    Company Resolutions

       Neither the Company nor any class of its members has passed any resolution (other than resolutions relating to business at Annual General Meetings which was not special business).

1.4    Options etc.

       No person has the right (whether exerciseable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of the Company under any option or other agreement (including conversion rights and rights of pre-emption) and no claim has been made by any person to be entitled to any such right.



1.5    Returns and compliance with Company Law etc.

       The Company has complied with the provisions of the Companies Acts The Financial Services Act 1986 and the European Communities Act 1972 and all returns particulars resolutions and other documents required under any legislation to be delivered on behalf of the Company to the Registrar of Companies or to any other authority whatsoever have been properly made and delivered.

1.6    Statutory Books

       The register of members and other statutory books of the Company have been properly kept and contain a true, accurate and complete record of the matters which should be dealt with therein; no notice or allegation that any of the same is incorrect or should be rectified has been received.

1.7    Insolvency

       No order has been made or petition presented or resolution passed for the winding up of the Company, nor has any distress execution or other process been levied in respect of the Company, nor is there any unfulfilled or unsatisfied judgment or court order outstanding against the Company.

1.8    Particulars of Subsidiaries

       The particulars of the Subsidiaries set out in the Third Schedule above are true and complete and the shares of the Subsidiaries are held and owned as shown in the Third Schedule free from all Encumbrances and with all rights now or hereafter attaching thereto and the Company has no other subsidiary.

1.9    The Shares

       1.9.1 No one is entitled to receive from the Company any finders fee, brokerage, or other commission in connection with the purchase of shares in the Company or any Associate company of the Company.

       1.9.2 Save as provided in this Agreement no share or loan capital has been issued or agreed to be issued by the Company since the Balance Sheet
              Date.

       1.9.3 There are no agreements or arrangements in force which provide for the present or future issue, allotment or transfer of or grant to any person the right (whether conditional or otherwise) to call for the issue, allotment or transfer of any share or loan capital of the Company (including any option of pre-emption or conversion).

       1.9.4 The Company has not adopted, agreed or resolved to adopt any employee share option scheme, profit sharing involving the Company's share capital or share incentive scheme of any nature whatsoever.

       1.9.5 The Company has not redeemed or purchased any of its shares during the preceding two years.

1.10   Capacity of Vendors

       Each  Vendor  has full power to enter and perform  this
       Agreement,  which  when  executed  constitute   binding
       obligations on each Vendor in accordance with their terms.

1.11   Vendors' other interests

       No Vendor nor any Associate of any Vendor has any estate, right or interest, directly or indirectly, in any business other than that now carried on by the Company which is or is likely to be or become competitive with the business or the proposed business (as at the date hereof) of the Company save as the registered holder or beneficial owner of any class of securities of any company if such class of securities is listed on any recognised investment exchange (as defined in section 207 of the Financial Services Act
       1986) and in respect of which such person holds, or is beneficially interested in, (together with his Associates) less than five per cent. of any single class of the securities in that company.

2.     ACCOUNTS

2.1    Accounts warranty

       The Accounts:-

       2.1.1  have  been  prepared  in  accordance  with   the
              requirements  of  the  Companies  Acts  and  all
              relevant   statutes   and   generally   accepted
              accountancy principles;

       2.1.2 give a true and fair view of the assets and liabilities of the Company at the 30 November
              1996 and the profits of the Company for the financial period ended on that date;

       2.1.3 apply accounting policies which have been consistently applied in the audited balance sheet and profit and loss accounts for the three financial years prior to the 30 November 1996 (except for intervening Statements of Standard Accounting Practice and Financial Reporting Standards);

       2.1.4  comply  with all current Statements of  Standard
              Accounting  Practice  and  Financial   Reporting
              Standards   applicable  to  a   United   Kingdom
              company;

       2.1.5 are not save to the extent expressly stated in such accounts affected by any extraordinary exceptional or non-recurring item as defined in FRS 3;

       2.1.6 properly reflect the financial position of the Company as at the 30 November 1996.

2.2    US GAAP Accounts

       The balance sheets of the Company as of the Balance Sheet Date, and the statements of operations, cash flows and changes in stockholders' equity of the Company for that fiscal year then ended, as audited by Grant Thornton, (shall be known collectively as the Financial Statements). Each of the balance sheets included in the Financial Statements fairly presents in all material respects the financial position of the Company as of its date, and the other statements included in the Financial Statements fairly present in all material respects the results of operations, cash flows and stockholders equity, as the case may be, of the Company for the periods therein set forth, in each case in accordance with generally accepted accounting principles in the United States consistently applied during the periods involved except as otherwise stated therein.

2.3    Tax Provisions

       To the extent required by the Statements of Standard Accounting Practice and the Financial Reporting Standards applicable to a United Kingdom company provision or reserve has been made in the Accounts for all Taxation assessed or liable to be assessed on the Company or for which it is accountable in respect of income profits or gains earned accrued or received on or before the 30 November 1996 or any event on or before the 30 November 1996 including distributions made down to such date or provided for in the Accounts and proper provision has been made in the Accounts for deferred taxation in accordance with Statement of Standard Accounting Practice 15.

2.4    Work in progress

       In the Accounts:-

       2.4.1 the Company's work in progress has been valued on a basis consistent with that adopted for the purpose of the Company's audited accounts in respect of the beginning and end of each of the three last preceding accounting periods;

       2.4.2 redundant or obsolete work in progress as at the 30 November 1996 has been wholly written off;

       2.4.3 the value attributed to each item of the work in progress included in the Accounts does not exceed the lower of cost and market value as at the Balance Sheet Date;

       2.4.4  the   provisions   of  Statement   of   Standard
              Accounting Practice 9 have been adhered to.

2.5    Books and Records

       All accounts, books, ledgers, financial and other records of whatsoever kind of the Company:-

       2.5.1 have been fully properly and accurately maintained are in the possession of the Company and contain due and accurate records of all matters required to be entered into therein by the Companies Acts;

       2.5.2  do   not   contain  or  reflect   any   material
              inaccuracies or discrepancies;

       2.5.3 give and reflect a true and fair view of the matters which ought to appear therein.

2.6    Debts

       2.6.1 So far as the Vendors are aware, all debts owed to the Company as at Completion will realise their full face value and be good and collectable in the ordinary course of business.

       2.6.2 No amount included in the US GAAP Accounts as owing to the Company as at the Balance Sheet Date is now more than three months overdue nor has any such amount been released for an amount less than the value at which it was included in the US GAAP Accounts nor is any such debt now regarded by the Vendors as irrecoverable in whole or in part.

       2.6.3 The Company has not factored or discounted its debts or agreed to do so.

2.7    Management Accounts

       The Management Accounts are the most recent management accounts produced by the Company and they do not materially misrepresent the performance of the Company. Such accounts use policies consistently applied in management accounts for earlier periods and contain any changes to reserve or accrual accounts.

3.     FINANCE

3.1    Financial Position and Prospects

       There  has  been  no  material  deterioration  in   the
       financial position or prospects or turnover of the Company since the Balance Sheet Date.

3.2    Capital Commitments

       There were no commitments on capital account outstanding at the Balance Sheet Date (save as disclosed in the Accounts) and since the said date the Company has not entered into, or agreed to enter into, any material capital commitments.

3.3    Borrowings

       The  total  amount  borrowed by  the  Company  and  its
       Subsidiaries from its bankers does not exceed its overdraft facilities and the total amount borrowed by the Company and its Subsidiaries from whatsoever source does not exceed any limitation on its borrowing contained in the Articles of Association of, or in any Debenture or Loan Stock Deed or other instrument executed by, the Company or any subsidiary.

3.4    Bank accounts

       A statement of the bank accounts of the Company and of the credit or debit balances on such accounts as at a date not more than seven days before the date hereof has been supplied to the Purchaser. The Company has not any other bank or deposit accounts (whether in credit or overdrawn) not included in such statement. Since such statement there have been no payments out of any such accounts except for routine payments and the balances on current account are not now substantially different from the balances shown on such statements.

3.5    Distributions and Loan Repayments

       3.5.1 Since the Balance Sheet Date no distributions of capital or income have been declared made or paid in respect of any share capital of the Company and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital or preference capital of the Company has been repaid in whole or part or has become liable to be repaid.

       3.5.2 All dividends or distributions of profits declared, made, or paid by the Company since the date of incorporation of the Company have been declared, made, or paid in accordance with its Articles of Association and the Companies Acts or other relevant legislation.

3.6    Working Capital

       The Company has sufficient working capital and cash for the purposes of continuing to carry on its business as projected in the budget for the Company and its Subsidiaries for the 12 months December 1997 through to November 1998 for that twelve month period and for the purposes of executing, carrying out and fulfilling in accordance with their terms all projects and contractual obligations which have been undertaken by the Company.

3.7    Continuance of facilities

       In  relation  to  all  debentures, acceptance  credits,
       overdrafts,   loans   or  other  financial   facilities
       outstanding or available to the Company ("facilities"):-

       3.7.1  the  Vendors  have supplied to the Purchaser  in
              writing  full  details  thereof  and  true   and
              correct   copies   of  all  documents   relating
              thereto;

       3.7.2 neither the Vendors, nor the Company, has done anything nor are the Vendors aware of any circumstances whereby the continuance of any facility in full force and effect might be affected or prejudiced or which might give rise to any detrimental alteration in the terms or conditions of any of the facilities;

       3.7.3  none  of  the facilities is dependent  upon  the
              guarantee  or  indemnity  of  or  any   security
              provided by a third party other than the Company or a Subsidiary;

       3.7.4 no Vendor has any knowledge, information or belief that as a result of the acquisition of the Shares by the Purchaser or Completion any of the facilities might be terminated or mature prior to its stated maturity.

4.     OWNERSHIP OF ASSETS

4.1    Assets

       4.1.1 Except for current assets disposed of by the Company in the ordinary course of its business [and except for the Properties] the Company is the owner of and has good marketable title to all assets included in the Accounts or which have been acquired by the Company since the Balance Sheet Date.

       4.1.2 The Company has not disposed or agreed to dispose of any of its assets (save in the ordinary course of its business) or granted or agreed to grant, any Encumbrance in respect of the whole or any part of its estate or interest in any of the assets (including the undertaking goodwill and uncalled capital of the Company) included in the Accounts or acquired or agreed to be acquired since the Balance Sheet Date.

       4.1.3 Save as disclosed in the Accounts none of the fixed assets (including the undertaking, goodwill or uncalled capital) of the Company is subject to any Encumbrance, or any agreement or commitment to give or create any Encumbrance, but the same are the sole unencumbered absolute property of the Company.

       4.1.4 Since the Balance Sheet Date, save for disposals in the ordinary course of its business, the assets of the Company have been in the possession of, or under the control of the Company.

4.2    Title Retention

       The Company has not acquired or agreed to acquire any material asset on terms that property therein does not pass until full payment is made.



4.3    HP and Rental agreements etc.

       4.3.1 The Company has not defaulted in any of the provisions of any hire, or hire purchase, or lease, or rental agreement, or conditional sale agreement, or agreement for payment on deferred terms, or bill of sale, or any trading contract under which title to any property is retained by another person or any arrangement similar in effect to the foregoing.

       4.3.2 The Company has observed and performed all the terms and conditions on its part to be observed and performed in all such agreements, arrangements, leases, contracts and bills referred to in paragraph 4.3.1 above.

4.4    Plant and Equipment

       All vehicles and office and other equipment used in connection with the business of the Company:-

       4.4.1 are in a good and safe state of repair and condition and are in satisfactory working order and have been regularly and properly maintained;

       4.4.2 are each capable, and will (subject to fair wear and tear) be capable, over the period of time during which it will be written down to a nil value in the accounts of the Company (in accordance with normal Accounting principles consistently applied prior to the date hereof), of doing the work for which it was designed and/or purchased;

       4.4.3  are not surplus to the Company's requirements;

       4.4.4 are in the possession and control of, and are the absolute property free from any Encumbrance of, the Company save for those items held under hire purchase or rental agreements the value of which items in the aggregate does not exceed 20,000 pounds sterling.

4.5    Insurances

       4.5.1 The policies of insurance which are maintained by the Company afford the Company adequate cover against such risks as are commonly covered by insurance by companies carrying on the same type of business as the Company.

       4.5.2 The Company is now, and has at all material times been, adequately covered against accident, damage, injury, third party loss (including service/product liability), loss of profits and other risks normally covered by insurance.

       4.5.3 All insurance is currently in full force and effect and nothing has been done or omitted to be done which could make any policy of insurance void or voidable or which is likely to result in an increase in premium.

       4.5.4  There  is  no claim outstanding under  any  such
              policy   nor  are  the  Vendors  aware  of   any
              circumstances likely to give rise to a claim.

              4.5.5      The Company has paid all sums falling
                  due  prior  to  Completion  in  respect   of
                  premiums   on  all  policies  of   insurance
                  maintained by the Company

5.     BUSINESS OF THE COMPANY

5.1    Changes since the Balance Sheet Date

       Since the Balance Sheet Date the Company:-

       5.1.1 has carried on its business in the ordinary and usual course;

       5.1.2 has not entered into any transaction nor assumed any liability nor made any payment not provided for in the Accounts which is material and is not in the ordinary course of its business;

       5.1.3  has   carried   on  the  business  without   any
              interruption or alteration in the nature scope or manner of its business;

       5.1.4 has not borrowed or raised any money or taken any financial facility (except such short term borrowings from its bankers as are disclosed in the Disclosure Letter);

       5.1.5 has paid its creditors within the times agreed with such creditors and there are not debts outstanding by the Company which have been due for more than four weeks;



5.2    Licences etc.

       5.2.1 All necessary licences consents permits and authorities (public and private) have been obtained by the Company to enable the Company to carry on its business effectively in the places and in the manner in which such business is now carried on and all such licences consents
              permits   and   authorities   are   valid    and
              subsisting.

       5.2.2 The Company is not in breach of any of the terms and conditions of any such licences or consents and there are no factors known to the Vendors that might in any way prejudice the continuation or renewal of any of such licences or consents.

5.3    Breach of statutory provisions, etc.

       5.3.1 Neither the Company, nor any of its officers, agents or employees (during the course of their duties in relation to the Company) have committed, or omitted to do, any act or thing the commission or omission of which is, or could be, in contravention of any Act, Order, Regulation, or the like in the United Kingdom or elsewhere which is punishable by fine or other penalty; and

       5.3.2 the Company has not received any Notice of any offence or breach of statutory duty or any other Notice whatsoever (whether or not giving rise to a criminal liability) under the provisions of the Factories Act, 1961, The Office Shops and Railway Premises Act, 1963, The Fire Precautions Act, 1971 or The Health and Safety at Work Act, 1974 (or any Order or Regulation made thereunder) the Wages Act 1986;

       5.3.3  the  Company has duly complied with all relevant
              requirements of the Financial Services Act  1986
              and the Data Protection Act 1984.

       5.3.4 so far as the Vendors are aware, the Company has not and nor has any of its Subsidiaries in the last two years, as a counterparty thereto, been a party to a transaction at an undervalue or a preference as those expressions are used in sections 238 and 239 respectively of the Insolvency Act 1986;

5.4    Litigation

       5.4.1 The Company is not engaged in any litigation or arbitration proceedings.

       5.4.2 So far as the Vendors are aware no litigation or arbitration proceedings are pending or threatened by or against the Company and there are no circumstances likely to give rise to any litigation or arbitration.

       5.4.3 The Company is not subject to any order or judgment given by any Court or governmental agency and has not been a party to any undertaking or assurance given to any Court or governmental agency which is still in force.

5.5    Fair Trading etc.

       No agreement practice or arrangement carried on by the Company or to which the Company is a party:-

       5.5.1 is or requires to be registered in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 and the Company is not in default or in contravention of the provisions of any of those Acts;

       5.5.2  contravenes the Trade Descriptions Acts 1968 and
              1972;

       5.5.3  contravenes  the  provisions  of  the   Consumer
              Credit Act 1974;

       5.5.4 is by virtue of its terms or by virtue of any practice for the time being carried on in connection therewith a "Consumer Trade Practice" within the meaning of Section 13 of the Fair Trading Act 1973 and susceptible to or under reference to the Consumer Protection Advisory Committee or the subject matter of a report to the Secretary of State or the subject matter of an Order by the Secretary of State under the provisions of Part II of that Act;

       5.5.5 infringes Article 85 of the Treaty establishing the European Economic Community or constitutes an abuse of dominant position contrary to
              Article  86  of the said Treaty or infringes  or
              contravenes any provisions of the Treaty of Rome;

       5.5.6 is prescribed or has been or may be or become the subject of any reference enquiry or report under the Industry Act 1975 or the Monopolies and Mergers Act or the Competition Act 1980 or any other anti-restrictive practice, consumer protection or anti-monopoly anti-trust or anti-cartel legislation in the United Kingdom or elsewhere; or

       5.5.7 in any way restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

5.6    Guarantees, Options, etc.

       The Company is not a party to any option or pre-emption right, or a party to any guarantee or suretyship or any other obligation (howsoever called) to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnity against the consequence of default in the payment of, or otherwise to be responsible for, any indebtedness of any other person.

5.7    Tenders, etc.

       No offer, tender, or the like not in the ordinary course of business is outstanding which is capable of being converted into an obligation of the Company by an acceptance or other act of some other person.

5.8    Powers of Attorney, etc.

       There are no powers of attorney given by the Company in force (other than to the holder of an Encumbrance solely to facilitate its enforcement) and no person, as agent or otherwise of the Company, is entitled or authorised to bind or commit the Company to any obligations not in the ordinary course of the Company's business.

5.9    Insider Contracts

       5.9.1 There is not outstanding, and there has not at any time during the last three years been outstanding, any contract (other than a contract of employment) or arrangement to which the Company is a party and in which any Vendor or any Associate of any Vendor or any director of the Company or any Associate of any such director is or has been interested, whether directly or indirectly.

       5.9.2 The Company is not a party to, nor have its profits during the last three years been affected by, any contract or arrangement which is not of an entirely arms' length nature.





5.10   Other Party's Defaults

       So far as the Vendors are aware, no party to any agreement with or obligation to the Company is in default thereunder being a default which would be material in the context of the financial or trading position of the Company nor (so far as the Vendors are aware) are there any circumstances likely to give rise to such a default.

5.11   Other Material contracts

       The  Company  is  not  a party to nor  subject  to  any
       agreement,    transaction,   obligation,    commitment,
       understanding, arrangement or liability which:-

       5.11.1 is   incapable   of  complete   performance   in
              accordance with its terms within six months after the date on which it was entered into or undertaken; or

       5.11.2 is known by any Vendor to be likely to result in
              a   loss   to  the  Company  on  completion   of
              performance; or

       5.11.3 cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money, effort or personnel; or

       5.11.4 involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of the Company's business; or

       5.11.5 is a contract for hire or rent hire purchase or purchase by way of credit sale or periodical payment; or

       5.11.6 is a contract with any trade union or body or organisation representing its employees; or

       5.11.7 requires an aggregate consideration payable by the Company in excess of 30,000 pounds sterling;
              or

       5.11.8 involves or is likely to involve the supply of services by or to the Company the aggregate sales value of which will represent in excess of ten per cent. of the turnover of the Company for the last financial year; or

       5.11.10         requires   the  Company  to   pay   any
              commission, finders fee, royalty or the like; or

       5.11.11 is in any way otherwise than in the ordinary and proper course of the Company's business; or

       5.11.12        would  have  been such an  agreement  or
              arrangement   but   for  its   cancellation   or
              termination  by  any  counter-party  since   the
              Balance Sheet Date.

5.12   Consequence of share acquisition by the Purchaser

       So  far as the Vendors are aware the acquisition of the
       Shares   of  the  Company  by  the  Purchaser  or   the
       compliance with the terms of this Agreement will not:-

       5.12.1 cause the Company to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with the Company not to continue to do so on the same basis as previously;

       5.12.2 relieve any person of any obligation to the Company (whether contractual or otherwise) or enable any person to determine any such obligation or any right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company;

       5.12.3 result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity;

5.13   Investment Grants

       No investment grant paid to the Company is liable to be refunded in whole or in part in consequence of any action or omission of the Company.

5.14   Sureties

       No   person  other  than  the  Company  has  given  any
       guarantee of or security for any overdraft loan or loan facility granted to the Company.

5.15   Documents

       All title deeds and documents to which the Company is a party affecting the title or interest of the Company to or in any of its assets are in the possession or under the control of the Company and are properly stamped.

5.16   Compliance with Laws

       The Company has conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom or any foreign country and there is no violation of or default with respect to any statute regulation order decree or judgement of any Court or any governmental agency of the United Kingdom or (so far as the Vendors are aware) any foreign country which may have a material adverse effect upon the assets or business of the Company.

5.17   DTI Grant

       The Company is not under any liability to repay any grant made to it by the Departments of Trade and Industry or the Ministry of Technology under the Industrial Development Act 1966 or otherwise and no circumstances have arisen in which the Ministry of Technology or the Departments of Trade and Industry would or might be entitled to require the repayment of any such grant either in whole or in part.

6.     EMPLOYMENT

6.1    Directors

       The particulars shown in the Second Schedule are true and complete and no person not named therein as such is a director or shadow director (as defined in Section
       741 of the Companies Act 1985) of the Company.

6.2    Particulars of Employees

       6.2.1 The particulars shown in the Schedule of Employees annexed to the Vendor's Disclosure Letter show all remuneration payable and other benefits provided or which the Company is bound to provide (whether now or in the future) to each officer and employee of the Company or Associate of any such person and are true and complete and include particulars of all profit sharing incentive and bonus arrangements to which the Company is a party whether legally binding on the Company or not.

       6.2.2  Since the Balance Sheet Date no change has  been
              made  in  the  rate  of  remuneration,  or   the
              emoluments or pension benefits of any officer ex-officer or employee of the Company and no change has been made in the terms of engagement of any such officer or employee, and no additional officers or employees have been appointed.

       6.2.3 No moneys or benefits other than in respect of remuneration or emoluments of employment, are payable to, or for the benefit of, any officer or employee of the Company or any Associate of any such person.

       6.2.4  No  present  officer or employee of the  Company
              has  given  or  received notice terminating  his
              employment   except  as  expressly  contemplated
              under this Agreement.

6.3    Service Contracts

       There is not outstanding any contract of service between the Company and any of its directors officers or employees which is not terminable by the Company without compensation (other than any compensation payable by statute) on three month's notice given at any time.

6.4    Pensions

       In this paragraph:

       6.4.1 "the Schemes" means the two schemes described in the Fifth Schedule.

       6.4.2 Other than the Schemes there is no arrangement to which the Company contributes or has contributed or may become liable to contribute under which benefits of any kind are payable to or in respect of any of its employees or former employees on retirement on death (whether accidental or not) or in the event of disability or sickness.

       6.4.3 The Company is not under and will not before Completion enter into any obligation or agreement (whether legally binding or not) to provide or procure the provision of benefits of the nature of those described in paragraph 6.4.2 above in respect of any of its employees or former employees save in accordance with the provisions of the Schemes.

       6.4.4 The Company is not making and has not made and will not before Company make any ex gratia payments to any employee or former employee or to any spouse, child or dependant of any of them.

       6.4.5 Copies of all documents constituting or relating to all of the Schemes have been supplied to the Purchaser.

       6.4.6 All contributions payable to the Schemes by the Company and the employees up to the date of Completion have been paid at the rate specified in the most recent actuarial valuation in respect of each Scheme.

       6.4.7 All actuarial, consultancy, legal investment and other fees, charges or expenses due or accrued in respect of all of the Schemes have been paid or will have been paid by Completion.

       6.4.8 There are not in respect of any of the Schemes or the benefits thereunder any actions, or proceedings or claims pending or threatened against the employer or trustees and the Company is not aware of any fact or matter which may give rise to any such action or claim.

       6.4.9 None of the Schemes will without the consent in writing of the Purchaser be amended or discontinued before Completion nor without such consent will any proposal to amend, discontinue or exercise any discretion in relation to any of the Schemes be communicated to any employee or other person pending Completion.

       6.4.10 Each of the Schemes has been formally approved by the Inland Revenue and treated by them as an exempt approved scheme under Chapter I Part XIV of ICTA and such approval has not been withdrawn and no action has been taken nor omission made by the Company or the Trustees of any of the Schemes which might lead to the withdrawal of such approval.

       6.4.11 All benefits payable under the Schemes on the death of an employee are fully insured and each employee has been covered for such insurance at normal rates and on normal terms for persons in good health.

       6.4.12 No application for a "surplus payment" within the meaning of the Pension Scheme Surpluses (Administration) Regulations 1987 (1987 No. 352) has been or will before Completion be made.

       6.4.13 All statutory obligations upon the Company and the Trustees in respect of the Schemes have been complied with at all times.

       6.4.14 The Company and the Trustees have complied with all requirements imposed upon them by Article
              119 of the Treaty of Rome.

       6.4.15 In respect of the Schemes the Company is not obliged to provide any employee with benefits at a specific level and is not obliged to make or to continue to make contributions thereof at its current or any other rate.

       6.4.19 The Company has not at any time contributed to a small self administered pension scheme as defined in the Retirement Benefit Schemes (Restriction on Discretion to Approve) (Small Self Administered Schemes) Regulations 1991.

6.5    Disputes with Employees

       The Vendors are not aware of any outstanding claim against the Company by any person who is now or has been an officer or employee of the Company or any dispute between the Company and a material number or class of its employees and no payments are due by the Company under the provisions of the Employment Rights Act 1996.

7.     INDUSTRIAL PROPERTY RIGHTS

7.1 The business of the Company as now carried on does not and is not likely to infringe any Industrial Property Right of any other person or give rise to a liability to pay compensation pursuant to the Patents Act 1977 ss 40 and 41 and all licences to the Company in respect of any such Industrial Property Rights are in full force and effect.

7.2 The Company has not (otherwise than in the ordinary and normal course of business) or on terms of confidentiality disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person other than the Purchaser any of its secret know-how, trade secrets or confidential information.

7.3 The Company is not a party to any secrecy agreement or agreement which restricts the use or disclosure of confidential information.

7.4 Nothing has been done or omitted by the Company which would enable any licensee under a licence granted by the Company to be terminated by any other party to the licence or which in any way constitutes a material breach of terms of any licence.

7.5 All Industrial Property Rights used or required by the Company in connection with its business are in full force and effect and are vested in and beneficially owned by or validly licensed to it.

7.6 The Company is the sole beneficial owner of the Industrial Property Rights listed in the Disclosure Letter and (where registration is possible) the Company has been and is registered as proprietor, and so far as the Vendors are aware each of those Rights is valid and enforceable, and so far as the Vendors are aware none of them is being used, claimed, opposed or attached by any other person.

7.7 No right or licence has been granted to any person by the Company to use in any manner or to do anything which would or might otherwise infringe any of the Industrial Property Rights referred to above; and so far as the Vendors are aware no act has been done or omission permitted by the Company whereby they or any of them have ceased or will cease to be valid and enforceable.

8.     TAXATION

8.1    Administration

       8.1.1 All notices, returns, computations and payments which should be or should have been given or made by the Company for any Taxation purpose have been given or made within the requisite periods and are in all material respects up-to-date, correct and on a proper basis and none of them is or so far as the Vendors are aware is likely to be the subject of any dispute with the Inland Revenue, H.M. Customs & Excise or other Taxation or fiscal authority.

       8.1.2 All particulars furnished to the Inland Revenue or other Taxation authorities, in connection with the application for any consent or clearance on behalf of the Company, or affecting the Company, within the period of 6 years before Completion fully and accurately disclose all facts and circumstances material for the decision of those authorities; any consent or clearance is valid and effective; and any transaction, for which consent or clearance has previously been obtained, has been carried into effect (if at all) only in accordance with the terms of the relative application consent or clearance and the Company has not been a party to or otherwise involved in any transaction scheme or arrangement in respect of which clearance should have been obtained but was not.

       8.1.3 There are set out in the Disclosure Letter full details of any special arrangement (being an arrangement which is not based on a strict and detailed application of the relevant legislation or on generally published statements of practice or generally published extra statutory concessions) operated by the Company with the agreement of any Taxation Authority and so far as the Vendors are aware the Company has not taken any action which has had, or will have, the result of altering, prejudicing or in any way disturbing any such arrangement which it has previously negotiated.

       8.1.4 The Company has not paid or become liable to pay any penalty or interest charged by virtue of the provisions of TMA or any other Taxation Statute.

       8.1.5 The Company has duly and punctually paid to the Inland Revenue or other appropriate authority all Taxation for which it is liable as a result of any act or omission prior to Completion and in particular:-

              (a) all Taxation deductible by the Company prior
                  to the date hereof under Schedule E by virtue of the PAYE regulations from time to time in force or ICTA s.559;

              (b) all  advance corporation tax due in  respect
                  of franked payments of the Company under ICTA s.14, and s.238 and Schedule 13;

              (c) all  National Insurance Contributions  (both
                  employer's and employees') due from the Company in respect of the employees of the Company;

              (d) all  Taxation  required to be deducted  from
                  any   interest,  annuity  or  other   annual
                  payment,  rent or royalty pursuant  to  ICTA
                  s.349 and 350;  and

              (e) all  Taxation  required to be deducted  from
                  any other payments directed to be made as if those payments were payments to which ICTA
                  s.349 applied.

       8.1.6 The Company has duly and punctually withheld, deducted or collected for payment (as appropriate) all Taxation which it has become liable to withhold deduct or collect for payment and is under no liability to pay any penalty or interest in connection with any Taxation at the date of this agreement or give any security for any such matter and the Company has if required by law so to do accounted for all such Taxation to the relevant Taxation Authority.

       8.1.7 The Company has not at any time been the subject of a discovery or investigation by any Taxation Authority and so far as the Vendors are aware there are no facts which are likely to cause a discovery or investigation to be made.

       8.1.8 The Company is not liable as lessee or agent for any Taxation under the provisions of ICTA s.23.

8.2    Taxation claims, liabilities and reliefs

       8.2.1 The Company has not made a claim under TCGA s.24(2) (Assets lost or destroyed, or whose value becomes negligible) or s.48 (Consideration due after time of disposal).

       8.2.2 The Company is not nor so far as the Vendors are aware will become liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or any amount corresponding to Taxation) in consequence of the failure by any other person (other than the Company or its Subsidiaries) to discharge that Taxation or amount within any specified period or otherwise, where the Taxation or amount relates to a profit, income or gain, transaction, event, omission or circumstances arising, occurring or deemed to arise or occur (whether wholly or partly) prior to Completion.

       8.2.3 No relief (whether by way of deduction, reduction, set-off exemption, repayment or allowance, or otherwise) from, against or in respect of any Taxation has been claimed and/or given to the Company which could or might be effectively withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstance arising or occurring at any time after Completion which is not a deliberate act or omission, or an event or circumstance deliberately created, by the Company or the Purchaser after Completion for the purpose of effecting the withdrawal, postponement, restriction or loss.

8.3    Distributions and deductibility of payments

       8.3.1 The Company has not since 5 April 1965 repaid, or agreed to repay or redeemed or agreed to redeem its share capital or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves of any class or description.

       8.3.2 No security (within the meaning of ICTA s.254(1) (Interpretation of Part VI)) issued by the Company and outstanding at the date of this agreement was issued in such circumstances that the interest payable on it, or any other payment in respect of it, falls to be treated as a distribution under ICTA s.209 (Meaning of "distribution").

       8.3.3 No rents, interest, annual payments or other sums of an income nature paid or payable since the Balance Sheet Date by the Company or which the Company is under an obligation to pay in the future are or will be wholly or partially disallowable as deductions in computing profits or as charges against profits, for the purposes of corporation tax, by reason of the provisions of ICTA s.74 (General rules as to deductions not allowable) or ICTA s.75 (Expenses of Management:
              Investment Companies), ICTA s.338 (Allowance of charges on income and capital), ICTA s.770
              (Sales, etc, at an undervalue or overvalue), ICTA ss.779 to 784 (Leased assets), ICTA s.787 (Restriction of relief for payments of interest), or ICTA s.125 (Annual payments for non-taxable consideration).

       8.3.4 The Company has not received a capital distribution to which the provisions of TCGA
              s.189 (Capital distribution of chargeable gains: recovery of tax from shareholder) could apply.

       8.3.5 The Company has not, since the Balance Sheet Date, incurred expenditure otherwise than in the normal course of business which will not be wholly deductible in computing profits for Taxation purposes, as a trading expense, as an expense of management, as a charge on income, or in computing income for the purposes of Schedule A, except for expenditure on the acquisition of an asset to be held otherwise than as stock-in-trade, details of which are set out in the Disclosure Letter.

       8.3.6 The Company has not issued any share capital to which the provision of ICTA s.249 could apply.

       8.3.7 The Disclosure Letter contains particulars of all elections made by the Company under ICTA
              s.247  that  are now in force;  and the  Company
              has   not  paid  any  dividend  without  advance
              corporation tax or made any payment without deduction of income tax in the circumstances specified in ICTA s.247(6) nor is any Taxation Authority entitled to make any recovery from the Company under ICTA s.247(7).

8.4    Carry forward of losses and ACT

       Nothing has been done, and no event or series of events has occurred, which [will] cause in relation to the Company the disallowance of the carry forward or carry back of losses excess charges or advance corporation tax under the provisions of ICTA s.393 (Losses other than terminal losses), ICTA s.393A (Losses set off against profits of the same or an earlier accounting period), ICTA s.768 (Change in ownership of company: disallowance of trading losses), ICTA s.768A (Change in
       Ownership: disallowance of carry back of trading losses), or ICTA s.245 (Calculation etc of ACT on change of ownership of Company) and for the purposes of this warranty the provisions of Clause 1.2 shall not apply.

8.5    Close Companies

       8.5.1 The Company is not and has never been a close investment holding company within the meaning of ICTA s.13A (close investment holding companies).

       8.5.2 The Company is not, nor has ever been, liable to taxation under the provisions of ICTA ss.418 to 422 or paragraph 10 of Schedule 19, (close companies).

       8.5.3 The Company has never made any transfer of the kind described in TCGA s.125 (transfer of assets at undervalue).

       8.5.4 The Company has never made any transfer of value within the meaning of the IHTA otherwise than for the purposes of, or in the course of, its business.

       8.5.4 Neither the assets owned by nor the shares of the Company are subject to an outstanding Inland
              Revenue charge as defined in IHTA s.237.

       8.5.5 No circumstances exist, or but for IHTA s.204(6) would exist, such that a power of sale could be exercised in relation to any assets or shares of the Company pursuant to IHTA s.212 (contingent liability of transferee for unpaid capital transfer tax or inheritance tax).

8.6    Groups of Companies

       8.6.1 The Company and the Subsidiaries ("Group Companies") comprise a group for the purpose of ICTA s.402 (Group relief), and there is nothing in ICTA s.413 or s.410 (Arrangements for transfer of company to another group, or consortium) which precludes any Group Company from being regarded as a member of such group.

       8.6.2 The Disclosure Letter contains particulars of all arrangements and agreements relating to group relief (as defined by ICTA s.402) to which the Company is or has been a party and:-

              (a) all  claims by the Company for group  relief
                  were when made and are now valid and have been or will be allowed by way of relief from corporation tax;

              (b) the Company has not made nor is it liable to
                  make any payment under such arrangement or agreement save as provided for in the [US
                  GAAP] Accounts;  and

              (c) the Company has received all payments due to
                  it under any such arrangement or agreement for all surrenders of group relief made by it.

       8.6.3 The Disclosure Letter contains particulars of all arrangements and agreements to which the Company is or has been a party relating to the surrender of advance corporation tax made or received by the Company under ICTA s.240 and:-

              (a) the  Company has not paid nor is  liable  to
                  pay   for   the   benefit  of  any   advance
                  corporation tax which is or may become incapable of set off against the Company's liability to corporation tax; and

              (b) the Company has received all payments due to
                  it under any such arrangement or agreement for all surrenders of advance corporation tax made by it.

       8.6.4 The Company has not made or received a payment for group relief or for the surrender of advance corporation tax which may be liable to be refunded in whole or in part.

       8.6.5 The Company does not own any asset which was acquired from another company which was at the time a member of the same group of companies (as defined in TCGA s.170 (Groups of companies: definitions) and which owned that asset otherwise than as trading stock within the meaning of TCGA s.173 (Transfers within a group: trading stock).

       8.6.6 The Company has not held nor holds shares in a company which has made any such transfer as is referred to in TCGA s.125 (Shares in close company transferring assets at an undervalue); and the Company has not received any assets by way of gift as mentioned in TCGA s.282 (Gifts: recovery from donee).

       8.6.7 The Company has no interest in any company which is not resident in the United Kingdom and which would be a close company if it were resident in the United Kingdom (TCGA s.13) (non-resident company).



8.7    Capital Allowances

       8.7.1 The aggregate book value of each of the assets of the Company, on which an entitlement to industrial building allowances or other allowances in respect of capital expenditure has arisen, in or adopted for the purpose of the US GAAP Accounts does not exceed the aggregate residue of expenditure or written-down value attributable to such assets for the purposes of the CAA and the aggregate book value of plant and machinery allocated to pool of plant and machinery on which an entitlement to capital allowances has arisen does not exceed the written-down value of the qualifying expenditure in respect of each such pool under the CAA.

       8.7.2 All expenditure incurred by the Company or which it may incur under any subsisting commitment on the provision of machinery or plant has qualified or will qualify (if not deductible as a trading expense of a trade carried on by the Company) for writing down allowances under CAA
              Part II (machinery and plant).

       8.7.3 Since the Balance Sheet Date nothing has happened as a result of which there may be made against the Company a balancing charge or any disposal value may be brought into account under CAA s.24 (writing down allowances and balancing adjustments) or there may be any recovery of excess relief within CAA ss.46 or 47 (recovery of excess relief) or a relevant event may occur within the meaning of CAA s.138 (scientific research).

       8.7.4  There  is  not,  and so far as the  Vendors  are
              aware there are no circumstances which could give rise to, any dispute between the Company and any other person as to the entitlement to capital allowances under CAA ss.51 to 59 (fixtures).

       8.7.5  The  Company has not made any election under CAA
              s.37 (short life assets) nor has been taken to have made an election under CAA s.37(8)(c).

       8.7.6 No capital expenditure incurred or to be incurred by the Company has been deemed, under the provisions of CAA s.159 (Time when capital expenditure is incurred), to have been or be incurred on a date other than that upon which the obligation to pay the expenditure became or becomes unconditional.

       8.7.7 No election has been made by the Company under CAA s.53 (Expenditure incurred by equipment lessor) or CAA s.55 (Expenditure incurred by incoming lessee: election to transfer right to allowances) in relation to any fixtures.

8.8    Transactions not at arm's length

       8.8.1 The Company has not carried out or been engaged in, any transaction or arrangement to which the provisions of ICTA s.770 (Sales, etc, at an undervalue or overvalue) have been or may be applied.

       8.8.2 The Company does not own nor has agreed to acquire any asset, or has received or agreed to receive any services or facilities (including without limitation the benefit of any licences or agreements), the consideration for the acquisition or provision of which was or will be in excess of its market value or determined otherwise than on an arm's length basis.

       8.8.3 The Company has not disposed of or acquired any asset in such circumstances that the provisions of TCGA ss.17 or 19 (Disposals and acquisitions treated as made at market value) could apply.

       8.8.4 The Company has not, since the Balance Sheet Date engaged in any transaction in respect of which there may be substituted for any purpose of Taxation a different consideration for the actual consideration given or received by it.

8.9    Capital Gains

       8.9.1 The book value in or adopted for the purposes of the [US GAAP] Accounts as the value of each of the assets of the Company on the disposal of which a chargeable gain or allowable loss could arise does not exceed the amount deductible under TCGA s.38 (expenditure: general) (excluding any indexation allowance) in respect of each such asset.

       8.9.2 No debt owed to the Company would on its disposal give rise to a chargeable gain by reason of TCGA s.251 (disposals otherwise than as original creditor).

       8.9.3 No benefit under any policy of assurance has been acquired by the Company which would on its disposal give rise to a chargeable gain by reason of TCGA s.210 (disposals otherwise than as original beneficial owner).

       8.9.4 The Company does not have an interest in any assets which are wasting assets within TCGA s.44
              (wasting assets) and which do not qualify for capital allowances.

       8.9.5 The Company has not made nor is entitled to make any claims under any of TCGA ss.23, 35, 152, 153, 154, 165, 172, 175, 229, 242, 243 or 247
              insofar as such claims affect or would affect the chargeable gain or allowable loss which would arise on a disposal by the Company of any of its assets.

       8.9.6 The Company has not made any claim or election under either of TCGA s.24 (assets lost or destroyed) or TCGA s.161 (appropriations to or from stock). The Company has not, since the Balance Sheet Date, appropriated any asset forming part of its trading stock for any other purpose.

       8.9.7 The Company has not since the Balance Sheet Date disposed of nor acquired any asset in circumstances such that the provisions of TCGA
              s.17 (disposals and acquisitions treated as made at market value) could apply.

       8.9.8 The Company has not since the Balance Sheet Date been a party to any depreciatory transactions for the purpose of TCGA s.176 (transactions in a group) or which could be treated as a depreciatory transaction under TCGA s.177 (dividend stripping).

       8.9.9 The Company has not since the Balance Sheet Date been a party to any value shifting arrangements under any of TCGA ss.29, 30 or 34 (value shifting).

       8.9.10 No disposal of any assets or of any interest in assets in a territory outside the United Kingdom has been made in respect of which any claim under TCGA s.279 (foreign assets, delayed remittances) has been made.

       8.9.11 The  Company has not made any claim  under  TCGA
              s.48 (consideration due after time of disposal) to pay by instalments tax on chargeable gains.

       8.9.12 The Company does not have any interest in either a controlled foreign company or an offshore fund as defined respectively in ICTA Chapters IV and V of Part XVII.

       8.9.13 No part of the consideration given by the Company for a new holding of shares (within the meaning of TCGA s.126 (Application of ss.127 to 131)) will be disregarded by virtue of the proviso to TCGA s.128(2) (Consideration given or received by holder).

       8.9.14 No asset owned by the Company has been the subject of a deemed disposal under TCGA Schedule 2 (Assets held on 6th April 1965), so as to restrict the extent to which the gain or loss over the period of ownership may be apportioned by reference to straightline growth.

       8.9.15 The Company has not been a party to any election made pursuant to the provisions of ICTA s.108.

       8.9.16 There are set out in the Disclosure Letter full details of any elections made pursuant to TCGA s.35

8.10   Tax avoidance

       8.10.1 The Company has not at any time been a party to or otherwise involved in any transaction to which any of the following provisions could apply:-

              (a) ICTA   ss.729   to   737   (Tax   avoidance:
                  securities);

              (b) ICTA  s.774  (Transactions  between  dealing
                  company and associated company);

              (c) ICTA   ss.779-780   (Sale  and   lease-back:
                  limitation on tax reliefs and taxation of consideration received);

              (d) ICTA  ss.781-785 (Assets leased  to  traders
                  and others etc);

              (e) ICTA  ss.786  (Transactions associated  with
                  loans or credit);

              (f) CAA 1990 s.75 (Capital allowances: effect of
                  sales between connected persons, sale and leaseback, etc);

              (g) FA   1972   s.76  (Securities  bought   with
                  borrowed money);

              (h) ICTA  s.240  (Set-off of  company's  surplus
                  advance corporation tax against subsidiary's liability to corporation tax);

              (i) ICTA  s.410  (Arrangements for  transfer  of
                  company   to   another  group  etc);   s.395
                  (Leasing      contracts     and      company
                  reconstructions);  and  s.116  (Partnerships
                  involving   companies:   arrangements    for
                  transferring relief);

              (j) TCGA   s.106   (Disposal   of   shares   and
                  securities  within  prescribed   period   of
                  acquisition);

              (k) TCGA s.29 (Value shifting);

              (l) CAA 1990 s.22 (First Year Allowances).

       8.10.2 The Company has not been a party to any transaction to which any of the following provisions has been or could be applied other than transactions in respect of which all necessary consents or clearances have been obtained:-

              (a) TCGA  s.139(5)  Company  reconstruction   or
                  amalgamation: transfer of assets);

              (b) ICTA  ss.703  to  709 (Cancellation  of  tax
                  advantages  from  certain  transactions   in
                  securities);

              (c) ICTA  s.776 (Transactions in land:  taxation
                  of capital gains);

              (d) TCGA    ss.135,   136   and   137   (Company
                  reconstructions and amalgamations);

              (e) ICTA s.213 to 218 (exempt distributions);

              (f) ICTA  s.765 (Migration etc of companies)  or
                  ICTA s.766 (Offences under Section 765);

              (g) ICTA s.219 to 224 (Purchase of own shares).

8.11   Depreciatory transactions

       No allowable loss, which may accrue on the disposal by the Company of any asset, is likely to be reduced by reason of the provisions of TCGA s.176 (Transactions in a group) or TCGA s.177 (Dividend stripping) and no chargeable gain or allowable loss arising on a disposal is likely to be adjusted in accordance with TCGA s.30 (Value shifting: further provisions).

8.12   Overseas

       8.12.1 The Company is not nor has it within the last six years been entitled to receive any income which is 'unremittable income' within the meaning of ICTA s.584 (Relief for unremittable overseas income), or made any gain to which the provisions of TCGA s.279 (Foreign assets: delayed remittances) could apply.

       8.12.2 The Company has not ceased to be resident in the United Kingdom other than in pursuance of a Treasury Consent and could not and is not considered to be resident in a territory outside the United Kingdom.

8.13   Demergers and purchase of own shares

       8.13.1 The Company has not been engaged in or been a party to any of the transactions set out in ICTA
              s.213 to 218 (Demergers) nor has it made or received a chargeable payment as defined in ICTA s.214(2).

       8.13.2 The  Company has not at any time since 15th June
              1982 redeemed, repaid or purchased or agreed to redeem, repay or purchase, any of its own shares.

       8.13.3 [The Company is and has been throughout the last six years resident in the United Kingdom for Taxation purposes and has throughout that period traded only in the United Kingdom and been in receipt only of UK source income and gains.]

8.14   Sale and leaseback of land

       The Company has not since the Balance Sheet Date entered into any transaction to which the provisions of ICTA s.780 (Sale and lease-back: taxation of consideration received) have been or could be applied.

8.15   Securities

       The Company has not at any time since 13th March 1984 owned or issued any deep discount security within the meaning of ICTA Schedule 4, any deep gain security within the meaning of FA 1989 Schedule 11, any qualifying corporate bond within the meaning of TCGA
       s.116 or any relevant discounted security within the meaning of FA 1996 Sch.13.

8.16   Capital losses

       The Company has not incurred a capital loss to which the provisions of TCGA s.18(3) and (4) (Transactions between connected persons) are applicable.

8.17   Value Added Tax

       8.17.1 The  Company  is not and has never been  treated
              for  the  purposes  of  VATA  s.43  (groups   of
              companies) as a member of a group.

       8.17.2 The Company is a registered and taxable person for the purposes of the VATA and has complied with and observed in all material respects the terms of all legislation, (which expression shall for the purposes of this sub-clause 17 include reference to all regulations, orders, provisions, directions, conditions and notices) relating to Value Added Tax and the Company has maintained and obtained accounts, records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of Value Added Tax which are complete, correct and up-to-date.

       8.17.3 The Company:-

              (a) is  not,  nor  in  the two  years  prior  to
                  Completion  has  been, in arrears  with  any
                  payments  or returns or notifications  under
                  the legislation relating to Value Added Tax,
                  or   liable   to  any  forfeiture   penalty,
                  interest or surcharge or to the operation of
                  any    penalty,   interest   or    surcharge
                  provisions contained in the same;

              (b) has not in the two years prior to Completion
                  received a surcharge liability notice under VATA s.59 (default surcharge) or a penalty liability notice under VATA s.64 (persistent misdeclarations).

              (c) has not been required by HM Commissioners of
                  Customs & Excise to give security;

              (d) is  not,  and has not agreed to  become,  an
                  agent, manager or factor for the purposes of VATA s.47 (agents etc) of any person who is not resident in the United Kingdom;

              (e) has  not on or prior to the date hereof, nor
                  will before Completion make any supplies that are exempt supplies; and

              (f) or any other company which is or has been  a
                  member of the same group of companies as the
                  Company  has  not on or prior  to  the  date
                  hereof, nor will before Completion, make any
                  election   pursuant  to  VATA  Schedule   10
                  paragraphs 2 and 3 which has or may have or have had the effect of waiving any exemption from Value Added Tax in relation to any property in which the Company has or will have before Completion any interest or any part thereof (having regard to paragraphs 3(3) and (4) of the said Schedule 10 ) or which may otherwise have or have had the effect of rendering Value Added Tax payable or chargeable in respect thereof.

              (g) is  not for the purposes of VATA Schedule 10
                  paragraph 5(5) (developers of certain non-residential buildings etc) the developer of any building or work in respect of which the Company has not made an election under VATA
                  Schedule 10 paragraph 2(1).

       8.17.4 The Company has not since the Balance Sheet Date been, treated as having made any supply of goods or services for the purposes of Value Added Tax where no supply has in fact been made by the Company, including without limitation, deemed supplies under any of the following provisions: VATA s.8 (supplies received from abroad); VATA s.44 (supplies to groups); VATA paragraph 6 of Schedule 10 (developers self supply); Value Added Tax (Self Supply of Construction Services) Order 1989 paragraph 3 (self supply of construction services);

       8.17.5 The Company is not approved for the purposes  of
              the    Customs    Duties   (Deferred    Payment)
              Regulations 1976 (deferral of duty on imports).

       8.17.6 The Company is not the owner of any capital item to which Part XV of the Value Added Tax (General) Regulations 1995 (adjustments to the deduction of input tax on capital items) applies.

       8.17.8 The Company is not the owner of, and has not contracted to acquire, goods which are or will become "free zone goods" for the purposes of the Free Zone Regulations 1984.

       8.17.9 The Company has not incurred, a liability to Taxation in a country other than the United Kingdom, the recovery of which would depend upon the existence of and compliance with legislation or regulations in that country.

       8.17.10 The Company has not made or received any supplies in respect of which there may be substituted for Value Added Tax purposes a different consideration from the actual consideration given or received by it.

8.18   Stamp Duties

       8.18.1 There  is  no  instrument which is necessary  to
              establish the Company's title to any right or asset which is liable to stamp duty in the United Kingdom or elsewhere but which has not been duly stamped or which would attract stamp duty if brought within the relevant jurisdiction.

       8.18.2 The Company has complied in all respects with the provisions of FA 1986 Part IV (stamp duty reserve tax) and with any regulations made under the same and the Company is not and will not become liable to pay stamp duty reserve tax by reference to any agreement which falls within the terms of FA 1986 s.87(1) and which is entered into prior to Completion.

       8.18.3 The Company has not made any claim for relief or exemption under FA 1930 s.42 (Relief from transfer stamp duty in case of transfer of property as between associated companies) or under FA 1986 ss.75 to 77 (reconstructions and acquisitions) nor of capital duty under FA 1973
              Schedule 19 Part III (Stamp duty on documents relating to chargeable transactions of capital companies) or under any other statute and practice statement or regulation of the Inland Revenue or any other fiscal authority.

8.19   Employees

       8.19.1 The Company has received no notifications or notices under ICTA s.166 (benefits in kind:
              notices of nil liability).

       8.19.2 The Company does not operate any scheme approved under ICTA s.202 (charities: payroll deduction scheme) or registered under ICTA Chapter III of
              Part V (profit-related pay).

       8.19.3 There are set out in the Disclosure Letter full details of all schemes under which any officer or employee of the Company participates under ICTA Sch.9 (approved share option and profit sharing schemes) or is a beneficiary or potential beneficiary of a qualifying employee share ownership trust as defined in FA 1989 Sch.5 (employee share ownership trusts).

       8.19.4 All schemes and trusts operated by the Company for the benefit of its officers and employees have been properly established and administered in accordance with the rules thereof and any relevant Taxation Statute.

       8.19.5 Since the Balance Sheet Date the Company has not
              received any payment to which ICTA s.601 to  603
              applies (pension scheme surpluses: payments to employers).

       8.19.6 All sums payable under the existing arrangements for remuneration of officers and employees and rewarding persons rendering services to the Company are deductible for the purposes of ICTA
              s.74 or 75 (deductions).

       8.19.7 There are set out in the Disclosure Letter full details of any payments made by the Company in the six years prior to Completion to which the provisions of ICTA s.148 and/or s.188 applied or could have applied, such details to include the dates and amounts of the payments and the respective ages of all officers and employees receiving such payments at the time such payments were made.

9.     PROPERTIES

9.1    Title

       9.1.1 The particulars of the Properties shown in the Fourth Schedule are true and correct and the owner shown therein has good title to and exclusive occupation of each Property.

       9.1.2  There is appurtenant to each Property all rights
              and   easements  necessary  for  its   use   and
              enjoyment for the Company's business.

       9.1.3 The Properties comprise all the freehold and leasehold property owned, occupied or otherwise used in connection with its business by the Company.

       9.1.4 The Company is the legal and beneficial owner of the Properties.

       9.1.5 The Properties are only occupied by the Company and there are no third parties on any part of the Properties, either as licencees trespassers or squatters in respect of the whole or any part or parts of the Properties.

9.2    Encumbrances and Restrictions

       9.2.1 The Properties are free from any mortgage, debenture, charge, rent charge lien or any other Encumbrance securing the repayment of monies or other obligation or liability of either the Company or any other party.

       9.2.2 The Properties are not subject to any outgoings other than the general rates, water rates and insurance premiums and rent and service charges and the rent and service charges are paid up to the date hereof except to the extent not yet due or payable.

       9.2.3  The   Properties   are  not   subject   to   any
              restrictive covenants, stipulations, easements, way-leaves, licences, grants, restrictions, over-riding interests or other such rights vested in third parties.

       9.2.4 The leases of the leasehold properties contain no onerous covenants affecting freedom of alienation and no right on the part of any Landlord to terminate the Lease except in the event of default.

       9.2.5 No Property is subject to any option, right of pre-emption or right of first refusal.

       9.2.6 All the covenants restrictions and stipulations contained in any Lease demising or affecting any Property have been observed and performed in all material respects and the Vendors are not aware of any circumstance whereby the Landlord could serve a notice on the Tenant under any such Lease and further each Landlord has performed in all material respects his or its covenants and obligations pursuant to the relevant lease by which the relevant Property was demised.

9.3    Planning

       9.3.1 The use of each Property is the permitted use for the purpose of The Town and Country Planning
              Act 1971 to 1977.

       9.3.2 As far as Vendors are aware compliance has been made in all material respects with all applicable statutory and bye-law requirements with regard to the Properties and in particular (but without limitation) with the requirements as to Public Health Acts The Housing Acts, The Highway Acts, Offices Shops and Railway Premises Acts 1963, The Factory Acts, The London Building Acts and it is confirmed that there are no outstanding unobserved or unperformed obligations with respect to the Properties necessary to comply with the requirements of the competent Authority exercising statutory or delegated powers.

9.4    Adverse Orders

       9.4.1  As  far  as  Vendors  are  aware  there  are  no
              Compulsory Purchase Notices, Orders or Resolutions affecting the Property nor to the best of the knowledge and belief of the Vendors and the Company are there any circumstances likely to lead to any such orders being made.

       9.4.2 As far as Vendors are aware there are no closing or demolition or clearance orders enforcement notices or stop notices affecting the Properties nor to the best information and belief of the Vendors and the Company are there any circumstances likely to lead to any being made.

9.5    Condition of the Properties

       9.5.1  The   buildings  and  other  structures  on  the
              Properties are in good and substantial repair and fit for the purposes for which they are presently used.

       9.5.2 There are no disputes with regard to the ownership of any boundary walls and fences, any easements, rights, means of access, covenants, restrictions, way-leaves or licences affecting the Properties.

9.6    Environmental Pollution

       9.6.1  The Properties have not in the past been used:-

              (a) for   any   industrial   process,   storage,
                  dumping,  transit,  storage,  lagooning   or
                  otherwise in relation to toxic waste;

              (b) as  land-fill  or for any other  dumping  or
                  materials which may potentially lead to the production of methane, carbon dioxide or any other gaseous emissions.

       9.6.2 The Vendors are not aware of any pollution of the ground water or any aquifer beneath the Properties of toxic waste, sewage or any other noxious substance being a known or potential hazard to health or otherwise.

       9.6.3 The Vendors are not aware of any intention on the part of the local authority to enter details of the Properties under Section 143 of the Environmental Protection Act 1990 upon any statutory register of land which may be contaminated.

       9.6.4 The Vendors are not aware of any actual intended or possible proceedings by an aggrieved person under Section 82 of the Environmental Protection Act 1990 or any equivalent legislation in
              relation   to   any   matters   affecting    the
              Properties.

       9.6.5 The Vendors have no reason for believing or suspecting that any potential liability or detriment arising from pollution or related environmental matters, may attach to the owners or occupiers of the Properties at present or at any foreseeable future date.

       9.6.6 The Vendor has supplied details of all reports, inspections, surveys and investigations available to the Vendor in respect of pollution or related environmental matters affecting the Properties.





9.7    Condition of the Properties

       9.7.1  The   Buildings  and  other  structures  on  the
              Properties are in good and substantial repair and fit for the purpose for which they are presently used.

       9.7.2 There are no disputes with regard to the ownership of any boundary walls and fences, any easements, rights, means of access, covenants, restrictions, way-leaves or licences affecting the Properties.

10.    GENERAL

10.1   Material Disclosure

       The contents of the Disclosure Letter and of all accompanying documents are true and accurate in all material respects and clearly and accurately disclose in all material respects every matter to which they relate.

10.2   Loans to Vendors

       There are not outstanding:-

       10.2.1 any  loans  made by the Company to  the  Vendors
              and/or  any  director of the Company and/or  any
              Associate  of  the  Vendors  or  of   any   such
              director;

       10.2.2 any  debts  owing to the Company by the  Vendors
              and/or   any  director  of  the  Company  and/or
              Associate  of  the  Vendors  or  of   any   such
              director;

       10.2.4 any securities for any such loans or debts as aforesaid.

10.3   Net Assets

       The value of current assets less current liabilities as at Completion is not less than their value as at the Balance Sheet Date.

10.4   Investment, associations and branches

       The Company:-

       10.4.1 is not the holder or beneficial owner of and has not agreed to acquire any class of the share or other capital of any other company or corporation (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries;

       10.4.2 is not and has not agreed to become a member of any partnership, joint venture, consortium or other unincorporated association;

       10.4.3 has no branch outside England and no permanent establishment (as that expression is defined in the respective Double Taxation Relief Orders current at the date hereof) outside the United Kingdom.

10.5 The forecast as at February 1998 was carefully and consistently prepared and does not include any items that cannot reasonably be justified. There is in existence valid documentation supporting the valuation of 9 million pounds sterling (6 million pounds sterling net) of current new business; of 4.4 million pounds sterling of proposed new business; and 6 million pounds sterling of new business opportunity.

                       SEVENTH SCHEDULE

                    PURCHASER'S WARRANTIES

The warranties and representations referred to in Clause 6 of the foregoing Agreement are that:-

1.     CONSTITUTION OF THE COMPANY

1.1    Memorandum and Articles

       The copy of the amended and restated Articles of Organisation and By-laws of the Purchaser, as currently in effect, annexed to the Purchaser's Disclosure Letter is true and complete.

1.2    Insolvency

       No order has been made or petition presented or resolution passed for the winding up of the Purchaser, nor has any distress, execution or other process been levied in respect of the Purchaser, nor is there any unfulfilled or unsatisfied judgment or court order outstanding against the Purchaser.

2.     ORGANISATION AND EXISTENCE

       The Purchaser is a corporation duly incorporated validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all corporate powers and all material governmental licenses, authorisations, consents and approvals required to carry on its business as now conducted. The Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities make such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on its business, assets, operations, condition (financial or other), or prospects.

3.     CORPORATE AUTHORISATION

       The execution, delivery and performance by the Purchaser of this Agreement, the Registration Rights Agreement the Supplemental Agreement and such other agreements and documents as Purchaser is executing and delivering in connection with the transaction contemplated hereby and thereby (collectively "Purchaser Agreement") and the consummation by the Purchaser of such transaction are within the corporate powers of the Purchaser and have been duly authorised by all necessary corporate action on the part of the Purchaser. The Purchaser Agreements constitute valid and binding agreements of the Purchaser enforceable against it in accordance with their terms.

5.     GOVERNMENTAL AUTHORISATION

       Except for any filings required by the SEC or by Nasdaq, the execution, delivery and performance by the Purchaser of the Purchaser Agreements requires no action by or in respect of, or filing with, any United States governmental body, agency official or authority.

6.     LITIGATION

       There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Purchaser threatened against, the Purchaser before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby, or which could materially adversely affect the Purchaser.

7.     REPORTS AND FINANCIAL STATEMENTS

       The Purchaser has previously furnished to the Vendors copies of its (i) Annual Report on Form 10-K for the Fiscal Year ended June 30 1997, (ii) Quarterly Report on Form 10-Q for the Fiscal Quarter Ended September 30 1997 (iii) Quarterly Report on Form 10-Q for the Fiscal Quarter Ended December 31 1997 (iv) Current Report on Form 8-K dated 10/3/97 (reporting Q1 earnings); (v) Current Report on Form 8-K dated 28 January 1998 (reporting Q2 earnings); (vi) 1997 Annual Report to Stockholders; (vii) Proxy Statement dated October 8 1997 and (viii) Prospectus dated 27 January 1998 (collectively, the "SEC Reports"). The SEC Reports did not when each was filed contain any untrue statements of a material fact required to be stated therein or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The SEC Reports complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the US federal securities laws and the rules and regulations promulgated thereunder. Since July 1, 1997, the Purchaser has filed all forms, reports and documents with the US Securities and Exchange Commission required to be filed by it pursuant to the US federal securities laws and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the US federal securities laws and the rules and regulations promulgated thereunder. Since 27th January 1998 there has not been any material adverse change in the business, results, operations, financial condition or prospects of Purchaser.

8.     FINDER'S FEES

       There is no investment banker, broker, finder or other intermediary which has been retained by or is authorised to act on behalf of the Purchaser, who might be entitled to any fee or commission from the Vendors upon consummation of the transactions contemplated by the this Agreement.

9.     NON-CONTRAVENTION

       The execution and delivery of the Purchaser Agreements by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not (i) contravene or conflict with the corporate charter or bylaws of the Purchaser, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Purchaser; (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Purchaser or to a loss of any benefit to which the Purchaser is entitled under any provision of any agreement, contract or other instrument binding upon the Purchaser or any permit held by the Purchaser or
       (iv) assuming the receipt of all required consents result in the creation or imposition of any lien on any assets of the Purchaser.

10.    STOCK

       The  Purchasers Common Stock is registered pursuant  to
       Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is quoted on the Nasdaq National Market System.

       The  Purchaser has been subject to the requirements  of
       Section 13 or (15(d) of the Exchange Act and has timely filed all materials (including all reports, forms, and any amendments thereto) required to be filed by it under Section 13, 14 or 15(d) of the Exchange Act, for a period of at least twelve (12) months immediately preceding the date hereof. The Purchaser satisfies all of the registrant requirements necessary to use Form S-3 for registration of the Consideration Shares as at the date hereof.

       The total authorised and issued capital stock of the Purchaser as of December 31, 1997 is accurately set forth on the Balance Sheet of Purchaser included in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997.

11.    CONSIDERATION SHARES

       All of the Consideration Shares, upon delivery in accordance with the terms of this Agreement, shall be duly authorised, fully paid, and nonassessable, shall have been issued in compliance with United States federal securities laws, and shall be free and clear of all Liens and preemptive rights.

                        EIGHTH SCHEDULE

                        TAX INDEMNITIES

1.     INDEMNITY

1.1 SUBJECT as hereinafter provided the Vendors hereby agree to provide to the Purchaser an amount equal to:-

       1.1.1  any Liability to Taxation:

              (i) arising  as a consequence of or by reference
                  to one or more Events which occurred on or before the date hereof; or

              (ii)       arising in respect of or by reference
                  to any income, profits or gains which were earned, accrued or received on or before or in respect of a period ended on or before the date hereof.

       1.1.2 any Liability to Taxation which would have arisen (and in respect of which the Vendors would have been liable under paragraph 1.1.1) but for the setting off of an Accounts Relief or a New Relief against that Liability to Taxation or (as the case may be) against the income profits or gains which would have given rise to that Liability to Taxation;

       1.1.3 any Liability to Taxation which would (on the basis of the current rates of Taxation and assuming income profits or gains chargeable to Taxation of an amount equal to the Relief) have been saved but for the loss of any Accounts Relief;

       1.1.4 any reasonable costs and expenses incurred in connection either with any such liability or amount as is referred to in paragraphs 1.1.1 to
              1.1.3 inclusive or with any Tax Claim in respect thereof (including investigating, assessing or contesting the same) or in taking or defending any action under this schedule at the request or direction of the Vendors.

       1.2    The  liability of the Vendors shall be joint and
              several   and   shall  bind   their   respective
              successors and personal representatives.

2.     EXCLUSIONS

2.1 The Indemnities contained in this Schedule do not cover any Liability to Taxation:-

       2.1.1  to   the   extent  that  provision  or   reserve
              specifically in respect thereof has been made in the US GAAP Accounts or specifically referred to in the notes to the US GAAP Accounts;

       2.1.2 to the extent that that Liability to Taxation was paid or discharged on or before the Balance
              Sheet Date;

       2.1.3 to the extent that the Tax Claim arises as a result of the appropriate provision or reserves in the US GAAP Accounts being insufficient by reason of an increase in the rate of Taxation (or a variation in the method of applying or calculating the rate of Taxation) made after the date hereof

       2.1.4  for which the Company is or may become wholly or
              primarily liable as a result of transactions  in
              the   ordinary  course  of  business  after  the
              Balance Sheet Date;

       2.1.5 to the extent that no actual loss is suffered by the Company by reason that Liability to Taxation has been made good or otherwise compensated for at no expense to the Company by the Vendors or any of them under any other provision of this Agreement or by any other party;

       2.1.6 to the extent that it would not have arisen but for the fact that the treatment in future accounts of the Company of assets or liabilities, or of the Taxation attributable to timing differences is different from the treatment in the last accounts other than to the extent that any change in accounting practice is necessary to bring the accounts in to line with generally accepted accounting practice;

       2.1.7 to the extent that the Liability to Taxation arises as a result of a change in the law or its interpretation enacted or made after the date hereof or a withdrawal or amendment, published after that date of any extra-statutory concessions or practice;

       2.1.8 which would not have arisen but for the voluntary act or omission of the Company or the Purchaser (which should reasonably have been avoided) carried our, or occurring, after the date hereof otherwise than in the ordinary course of business and otherwise than pursuant to a legally binding commitment created on or before Completion;

       2.1.9 to the extent of any recovery by the Purchaser under the Vendors Warranties in respect of, or arising from the same Liability to Taxation.

       2.1.10 if and to the extent that the Liability to Taxation arises because the Company fails, after due warning to act in accordance with the reasonable instructions of the Vendors in accordance with paragraph 5.

2.2    Without prejudice to the generality of paragraph  2.1.2
       above the following shall not be regarded as being within the ordinary course of business of a member of the Group for the purpose of this Schedule:

       2.2.1  any  Taxation arising under Part XVII Income and
              Corporation Taxes Act 1988 (Tax Avoidance);

       2.2.2  any  Taxation  arising in  connection  with  any
              distribution (as defined in Part VI  Income  and
              Corporation  Taxes  Act  1988)  or  any   deemed
              distribution;

       2.2.3 any Taxation arising in respect of the acquisition disposal or supply of any assets goods services or business facilities for a consideration deemed for Taxation purposes to be in excess of that actually given or received;

       2.2.4 any disposal or deemed disposal of chargeable assets.

2.3 No claim for payment shall be brought by the Purchaser in respect of this Schedule unless notice of the Tax Claim (specifying in reasonable detail the matter which gives rise to such a Tax Claim and the amount claimed) is received by the Vendors within the period set out in paragraph 1.3 of the Ninth Schedule except that in relation to matters referred to in Clause 10 of the Ninth Schedule to this Agreement in which case the period shall be not later than 7 years from the date hereof or on notification of the withdrawal of the matter giving rise to the Tax Claim by the Inland Revenue if earlier.

2.4 The provisions of paragraphs 1.1, 1.2, 1.3, and 1.7 of the Ninth Schedule (Limits on claims under Vendors
       Warranties) shall apply to claims under this  Schedule.

3.     MITIGATION

3.1 The Vendors shall be liable under the indemnities contained in paragraphs 1 and 2 hereof notwithstanding any Reliefs which may be available to any person entitled to the benefit of the indemnities to set against or otherwise mitigate any Liability to Taxation so that the indemnities contained in this Schedule shall take effect as though no such Reliefs were available.

3.2 Paragraph 3.1 does not apply if, and to the extent that, the Reliefs, rights of repayment or other rights or claims mentioned in that paragraph arise wholly or mainly by reason of an act or omission of the Company before the Balance Sheet Date (unless the Relief in question is an Accounts Relief).

3.3 If the Vendors satisfy a liability under this Schedule to indemnify the Purchaser in respect of a Liability to Taxation and the Company has a right of reimbursement (including by way of indemnity) against another person in respect of the Liability to Taxation, the Purchaser shall procure that the Company at the expense of the Vendors shall take all reasonable steps to enforce the right and shall account to the Vendors for whichever is the lesser of:-

       3.3.1 any sum so recovered by the Company in respect of that Liability to Taxation (including interest and any repayment supplement paid by any Taxation Authority less any Taxation chargeable on the Company in respect of that interest); and

       3.3.2 the liability satisfied by the Vendors under this Schedule in respect of that Liability to Taxation.

3.4 If any provision for Taxation (not being a provision for deferred taxation) contained in the US GAAP Accounts shall at the request and expense of the Vendors and to the satisfaction of the Purchaser's Auditors prove to be an over-provision the amount so over-provided shall be set off against the liability (if any) of the Vendors under the provisions of this Schedule.

4.     DISPUTES AND CONDUCT OF TAX CLAIMS

4.1 If the Purchaser or the Company shall become aware of a Tax Claim which is or may be relevant for the purposes of this Schedule the Purchaser shall or shall procure that the Company will as soon as reasonably practicable give written notice thereof to the Vendors at the address stated in accordance with Clause 14 of this Agreement for this purpose.

4.2 The Purchaser shall procure that the Company shall ensure that a claim for Taxation to which paragraph 4.1 applies is, so far as reasonably practicable, dealt with separately from claims to which it does not apply and that no Liability to Taxation arising from the Claim is accepted or discharged prematurely. For this purpose, a payment made by the Company to avoid incurring interest or a penalty in respect of unpaid Taxation shall be deemed not to be made prematurely.

4.3 If the Vendors shall indemnify and secure the Purchaser and the Company to their reasonable satisfaction against any liabilities, reasonable costs or expenses which may be incurred thereby including any additional Liability to Taxation the Purchaser shall or shall procure that the Company will take such action as the Vendors may reasonably request in writing to avoid resist appeal dispute or compromise the Tax Claim (a Tax Claim where action is so requested being hereinafter referred to as a "Dispute") with the intent that the conduct and costs and expenses of the Dispute shall be delegated to and borne by the Vendors.

       PROVIDED ALWAYS THAT the Purchaser shall not be obliged to nor be required to procure that the Company shall take any such action if having given the Vendors written notice of the receipt of such assessment the Purchaser has not within 15 days thereafter received written instructions from the Vendors in accordance with the preceding provisions of this sub-paragraph to do so.

4.4 Notwithstanding that the conduct of a Dispute may be dealt with in accordance with the Vendors' request under sub-paragraph 4.2 above:

       4.4.1 the Company and the Purchaser shall be kept fully informed of all matters pertaining thereto and shall be entitled to receive copies of all correspondence pertaining thereto;

       4.4.2  the   appointment   of   solicitors   or   other
              professional advisers shall be subject to the approval of the Purchaser such approval not to be unreasonably withheld or delayed;

       4.4.3 all communications pertaining to the Dispute which are to be transmitted to the Inland Revenue H.M. Customs & Excise or any other appropriate statutory or governmental authority or body shall first be transmitted to the Purchaser which shall be afforded a reasonable opportunity to make comments before the communication is transmitted;

       4.4.4  the   Vendors   shall  make  no  settlement   or
              compromise of the Dispute without the prior approval of the Purchaser such approval not to be unreasonably withheld or delayed.

4.5 If any dispute arises between the Vendor and the Purchaser as to whether the Tax Claim should be at any time be settled in full or contested in whole or in part, it shall be resolved in accordance with the provisions set out in the Eleventh Schedule.

5.     PAYMENTS

5.1 The Vendors will settle with the Purchaser under the provisions of this Schedule in full as follows (subject always to the provisions of the Eleventh Schedule and in the event that these provisions and those of the Eleventh Schedule should conflict or otherwise be inconsistent the latter shall prevail):

       5.1.1  where  a  member of the Group is due to make  an
              actual   payment  of  Taxation  to  which   this
              Schedule relates five days before that payment is due;

       5.1.2 in the case of the nullification cancellation or set-off of a right to repayment of Taxation the date on which that repayment would have been due;

       5.1.3 in the case of the loss counteraction nullification disallowance or claw-back of any Relief (other than a right to repayment of Taxation) the date on which a member of the Group is required to make an actual payment of Taxation which it would not have been required to make but for the loss counteraction nullification disallowance or claw-back of that Relief;

       5.1.4 in the case of costs and expenses incurred by the Purchaser or a member of the Group in connection with any Liability to Taxation or any other matter not dealt with elsewhere in this paragraph 5 ten days after the service by the
              Purchaser of a notice containing a written demand therefor which includes reasonable evidence of such expenses and costs being incurred.

5.2 Where there is or has been a Dispute and the Dispute relates to a Tax Claim where the Taxation the subject matter thereof has to be paid before the action requested by the Vendors in respect of the Tax Claim can effectively be taken settlement in respect thereof shall be made by the Vendors in full three days before such Taxation must be paid to enable the Purchaser to comply with the Vendors' request.

5.3 The Purchaser shall make a settlement with the Vendors to the extent that, and on the date on which, the Company receives a repayment of an amount paid in respect of a Liability to Taxation under Clause 5.1. A settlement with the Vendors under this paragraph 5.3 shall not prejudice the right of the Purchaser to recover from the Vendors under this schedule if a further liability to Taxation is imposed upon the Company, whether in respect of matters to which the settlement relates or otherwise.

5.4 For the purpose of Clause 5.3, the Company shall be deemed to receive a repayment:

       5.4.1  on  the  date  on which the Company  receives  a
              repayment  of  Taxation  to  which  Clause   5.3
              applies;

       5.4.2 if and when the Company would have received the repayment but for a Liability to Taxation in respect of which the Company is not entitled to be indemnified under this deed; or

       5.4.3 if and when the Company would have received the repayment had the Liability to Taxation been discharged by a payment of Taxation;

5.5    The  obligations of the Purchaser pursuant  to  Clauses
       5.3   and  5.4  shall  cease  forthwith  on  the   date
       determined in accordance with the provisions of  Clause
       1.3 of the Ninth Schedule.

6.     TAXATION OF CLAIMS

       In the event of any settlement pursuant to this Schedule (and the Eleventh Schedule) being liable to Taxation in the hands of the Purchaser the amount of any such Liability to Taxation shall be deemed to be increased so as to ensure that the settlement received by the Purchaser shall after Taxation be equal to that which would have been received had the settlement not been subject to Taxation.

7.     INTEREST

       In the event that any settlement pursuant to this Schedule has not been received by the date for settlement in accordance with the provisions of this
       Schedule interest shall accrue in respect of the sum unpaid at a rate of 2% above NatWest/Barclays Bank PLC base rate for the time being in force calculated on a daily basis.

8.     TAX SAVINGS

       If the Vendors have indemnified the Purchaser against a Liability to Taxation which is in respect of advance corporation tax, the Purchaser shall account to the Vendors for an amount equal to any resulting reduction in its liability to corporation tax as and when the Company obtains the benefit of the reduction.

9.     WITHHOLDING

       Any settlement made by the Vendors pursuant to the provisions of this Schedule shall be made in accordance with, and be subject to, the provisions of the Eleventh
       Schedule.



                      THE NINTH SCHEDULE

           LIMITS ON CLAIMS UNDER VENDORS WARRANTIES

1. The Vendors shall not have any liability under or in relation to the Vendors Warranties:-

       1.1 as regards any single claim, unless the amount of the liability thereunder exceeds $25,000;

       1.2 except to the extent that the aggregate amount of the Vendors' liability in respect of all claims hereunder exceeds $100,000 and for this purpose single claims excluded by Clause 1.1 above will not to be taken into account;

       1.3 as regards any claim (other than a claim falling within the provisions of paragraph 1.4 below) unless notice in writing specifying particulars and the amount thereof is received by the Vendors by 3 Business Days before the earlier of
              (i) the delivery by Price Waterhouse LLP of its report on the Purchaser's financial statements for the fiscal year ended June 30th, 1998 or
              (ii) March 1, 1999;

       1.4 as regards any claim to the extent that such claim or liability arises or that the amount thereof is increased as a result of any change in the basis rate or method of calculation of any Taxation or as a result of any other legislation decision or regulation (whether or not in relation to Taxation) or any change in or in the interpretation of any such legislation decision or regulation occurring or coming into force after the date hereof;

       1.5 as regards any claim, to the extent of any amount which is recovered from insurers;

       1.6 to the extent that a breach of this Agreement also gives rise to a claim under the Tax
              Indemnity and the Vendors have satisfied such claim or vice versa.

2.     The   liability  of  the  Vendors  under  the   Vendors
       Warranties shall be reduced:

       2.1 by an amount of or by which Taxation for which the Company is accountable is extinguished or reduced as a result of the claim giving rise to the liability;

       2.2    to   the  extent  that  provision  or  allowance
              therefore has been made in the Accounts.

3. No claim shall lie in respect of any breach of the Vendors Warranties to the extent that the same is capable of remedy unless the Purchaser shall first afford the Vendors a reasonable opportunity to remedy the breach complained of in a reasonable fashion.

4. If the Purchaser or the Company shall be in receipt of any claim which might constitute or give rise to or allege that there has been a breach of any of the Vendor's Warranties or made any claim thereunder the
       Purchaser shall within a reasonable period notify the Vendors giving as full details as practicable and shall allow the Vendors and their authorised representatives full and free access at all reasonable times to the books and records of the Company for the purposes of verifying such allegation or claim and further shall (subject to being secured to its reasonable satisfaction against all costs and expenses incurred or for which it may become liable) take such action as the Vendors may reasonable request to avoid dispute resist appeal compromise or avoid any such claim.

5. If the Vendors settle with the Purchaser or any Group Company for an amount in respect of a breach of any representation, warranty, indemnity or undertaking hereunder or under the Tax Indemnity or any document ancillary hereto or thereto:

       5.1 the Purchaser shall forthwith on receipt thereof by the Purchaser or any Group Company reimburse to the Vendors an amount equivalent to any sum recovered from any third party (including any Taxation or other authority) in respect of the amount settled by the Vendors.

       5.2 the Vendors may (subject to indemnifying the Purchaser and any relevant Group Company to their reasonable satisfaction) require the Purchaser and any relevant Group Company to take all reasonable and appropriate steps to enforce any rights against third parties; and

       5.3 the Purchaser shall or shall procure that the Company and/or the Subsidiaries shall keep the Vendors informed of any actual or prospective such recovery, receipt or right;

       5.4 if the Purchaser is bound to reimburse any amount under this Clause the Purchaser shall allocate and make reimbursement to the Vendor(s) in proportion to the amounts borne by them individually of the original claim.

6. The aggregate liability of the Vendors in relation to the Vendors Warranties and the Tax Indemnity shall in any event be restricted to the value of the Holdback Shares (as defined in the Eleventh Schedule) as at the date of Completion. The recourse of the Purchaser in respect of any claim under the Vendors Warranties or the Tax Indemnity shall be limited to the exercise of its rights under the Eleventh Schedule in respect of the Holdback Shares.

7. The amount of any settlement made by each Vendor to the Purchaser in respect of any claim under the Vendors Warranties or the Tax Indemnity shall be deemed a reduction dollar for dollar in the value of the consideration payable to the Vendors under this Agreement.

8.     Nothing  in this Ninth Schedule shall operate to  limit
       or  exclude the liability of the Vendors for  fraud  or
       misrepresentation    (other    than     an     innocent
       misrepresentation).

9. Any settlement made by the Vendors pursuant to the provisions of this Schedule shall be made in accordance with, and be subject to, the provisions of the Eleventh
       Schedule.

10.    Any   liability  of  the  Vendors  under  the  Vendors'
       Warranties or the Tax Indemnity in respect of:-

       10.1 any deductions claimed in respect of scientific research allowances; and

       10.2 any deductions claimed in respect of management charges;

       shall survive for a period of 7 years from the date hereof and the provisions of Clause 1.3 shall be amended to admit notification of such a claim to the Vendors for such longer period.



                      THE TENTH SCHEDULE

         LIMITS ON CLAIMS UNDER PURCHASER'S WARRANTIES

1. The Purchaser shall not have any liability under or in relation to the Purchaser's Warranties:-

       1.1 as regards any single claim, unless the amount of the liability thereunder exceeds $25,000;

       1.2 except to the extent that the aggregate amount of the Purchaser's liability in respect of all claims hereunder exceeds $100,000 and for this purpose single claims excluded by Clause 1.1 above will not be taken into account;

       1.3 as regards any claim unless notice in writing specifying particulars and the amount thereof is received by the Purchaser by 3 Business Days before the earlier of (i) the delivery by Price Waterhouse LLP of its report on the Purchaser's financial statements for the fiscal year ended June 30th, 1998 or (ii) March 1, 1999;

       1.4 as regards any claim to the extent that such claim or liability arises or that the amount thereof is increased as a result of any change in the basis rate or method of calculation of any Taxation or as a result of any other legislation decision or regulation (whether or not in relation to Taxation) or any change in or in the interpretation of any such legislation decision or regulation occurring or coming into force after the date hereof;

       1.5 as regards any claim, to the extent of any amount which is recovered from insurers;

2. If the Purchaser settles with the Vendor for an amount in respect of a breach of any representation, warranty, indemnity or undertaking hereunder or any document ancillary hereto or thereto:

       2.1 the Vendors shall forthwith on receipt thereof by the Vendors reimburse to the Purchaser an amount equivalent to any sum recovered from any third party (including any Taxation or other authority) in respect of the amount settled by the Purchaser.

       2.2 the Purchaser may (subject to indemnifying the Vendors to their reasonable satisfaction) require the Vendors to take all reasonable and appropriate steps to enforce any rights against third parties; and

       2.3 the Vendors shall keep the Purchaser informed of any actual or prospective such recovery, receipt or right;

3. The aggregate maximum liability of the Purchaser in relation to the Purchaser's Warranties shall not in any event in aggregate exceed 10% of the value of the Consideration Shares at the date of Completion and settlement by Purchaser of any liability is to be in the Purchaser's Common Stock only.

                     THE ELEVENTH SCHEDULE

                           HOLDBACK

1.1 On Completion, each Vendor shall be deemed to have directed the Purchaser to withhold from delivery ten per cent (10%) of the Consideration Shares issued to such Vendor. The Consideration Shares withheld are herein referred to as the "Holdback Shares". The Holdback Shares shall be deemed to be issued to the Vendors but held by the Purchaser subject to the terms and conditions set out below. Holdback Shares shall be considered as issued share capital of the Purchaser and shall have the rights set out below.

1.2 All dividends and distributions (other than cash dividends and distributions) made by the Purchaser with respect to the Holdback Shares will be held by the Purchaser with the other Holdback Shares as provided herein as additional assets of the withholding to satisfy any claims arising from a breach of the Vendors Warranties or a claim under the Tax Indemnities ("a Claim"). Cash dividends and distributions, if any, will be made by the Purchaser to each Vendor, pro rata according to their respective interests in the Holdback Shares.

1.3 If a meeting or written action of shareholders of the Purchaser occurs while the provisions of this Schedule are still in effect, the Purchaser shall promptly send to each Vendor copies of any notices, proxies and proxy materials in connection with such meeting or written action. At the time of any such meeting, the Purchaser shall, if deemed necessary by any of the Vendors, execute and deliver a proxy authorising each Vendor to vote the whole number of their Holdback Shares (eliminating any fractions).

2. The withholding of the Holdback Shares hereunder is for the purpose of providing a source of indemnification to the Purchaser and the other members of the Purchaser's Group pursuant to the terms and conditions of this Agreement, from and against all Claims.

3.1 The Holdback Shares shall be retained by the Purchaser until the earlier to occur of (i) the delivery by Price Waterhouse LLP of its report on the Purchaser's financial statements for the fiscal year ended June 30th 1998 or (ii) March 1, 1999 ("the Holdback Termination Date") when, subject to Clauses 3.2 and 3.3 below, the Holdback Shares, less the Payment Shares (as defined below) if any, shall be distributed to the Vendors.

3.2 The Holdback Shares shall not be distributed to a Vendor on the Holdback Termination Date in the event that:

       (a) a Vendor has either agreed liability for a Claim or a counsel appointed pursuant to Clause 4 below has determined the amount of a Claim and in either case such Claim has not been satisfied in full; and/or

       (b)    the  Purchaser has made a Claim which is subject
              to   determination  in  accordance  with  Clause
              4below.

3.3 Holdback Shares to a value of $500,000 as at the date hereof shall be withheld for the period, and in respect of the liabilities, specified in Clause 10 of the Ninth
       Schedule.

4.1 If the Purchaser and/or the Company has a Claim the Purchaser (on its own behalf and/or on the behalf of the Company) will deliver a written notice thereof to the Vendors pursuant to Clause 4 of the Ninth Schedule and Clause 4 of the Eighth Schedule (a "Notice of Claim") and setting forth the number of Holdback Shares necessary to satisfy the claim in question, which will be determined by dividing (x) the amount of such Claim by (y) the value of one of the Holdback Shares on the date of Completion (the "Payment Shares"). A good faith failure to state correctly in a Notice of Claim the full amount of the damage suffered by the Purchaser and/or the Company will not prejudice their claim for damages in respect of such Claim, and the Purchaser may deliver an additional Notice of Claim as provided herein with respect to any amount of damages not stated (in good faith) in a previous Notice of Claim.

4.2 If the Vendors object (and for this purpose an objection will only be valid if it is made by Vendor(s) including Clarendon Trust Company Limited (or any successor) to such Notice of Claim (whether as to liability or the amount claimed), he/it (or his authorised agent) will give written notice to the Purchaser, within 7 Business Days, of receipt of such Notice of Claim advising the Purchaser of its objection (a "Notice of Objection"). If no Notice of Objection is received from the Vendors by the Purchaser within such period (and time shall be of the essence), the Purchaser will effect payment of the amount of such Claim as provided in Clause 5 below. If the Vendors deliver a Notice of Objection within such period (and time shall be of the essence), the Purchaser and the Vendors will promptly meet and use their best endeavours in good faith to settle the dispute. If the Purchaser and the Vendors are able to settle the dispute, in whole or in part, they will record such settlement in writing and the Purchaser will effect payment of that Claim (or other agreed amount) as provided in Clause 5 below. If the Purchaser and
       Vendors are unable to reach agreement within 10 Business Days after the delivery of the Notice of Objection, then the dispute shall be referred to the determination of a senior commercial counsel of at least ten years' standing appointed by agreement between the Vendors and the Purchaser, or (if they do not agree within 3 Business Days) upon the application by either party to the President for the time being of the Law Society, whose determination shall be final. The counsel shall be asked whether in his opinion that Claim would on the balance of probability be likely to succeed and the quantum of such Claim. Such opinion to be available within 10 Business Days of submission of argument from all parties such argument to be provided to Counsel by all parties no later than 5 Business Days following the day of Counsel's appointment. Time shall be of the essence.

4.3 If the Purchaser is entitled to any damages pursuant to the determination of counsel in accordance with Clause
       4.2 above payment of the amount of such damages which is specified in such determination will be made in the manner prescribed in Clause 5 below. Notwithstanding the foregoing, the Purchaser shall deliver to the Vendors a notice specifying the amount and the equivalent number of Payment Shares which will be deducted from the Holdback Shares.

5. If the Purchaser is entitled pursuant to Clause 4above to receive damages in respect of a Claim, the Purchaser will exchange the certificate representing the Holdback Shares for a new share certificate representing a number of shares of the Purchaser (which will remain Holdback Shares) equal to the number of Holdback Shares previously held by the Purchaser less the number of Payment Shares. The number of Holdback Shares attributable to each Vendor will be reduced (and the number of Payment Shares determined) pro rata (subject to appropriate adjustment in respect of fractions) to a Vendor's entitlement to Consideration Shares as set out in the First Schedule.





SIGNED by G. Spencer Caswell  )
in the presence of:           )    /s/G. Spencer Caswell
Sarah Ball                         G. Spencer Caswell


SIGNED by Brian Harry Bulley  )
in the presence of:           )    /s/Brian Harry Bulley
Sarah Ball                         Brian Harry Bulley


SIGNED by Anthony Joseph Eagle     )
in the presence of            )    /s/Anthony Joseph Eagle
Sarah Ball                                Anthony Joseph Eagle


SIGNED by Paul DeSmond Fitzgerald  )
in the presence of:           )    /s/ Paul DeSmond Fitzgerald

Paul DeSmond Fitzgerald


SIGNED by  Barry Raymond Philpott  )
for and on behalf of          )    /s/Barry Raymond Philpott
PAREXEL INTERNATIONAL         )    Barry Raymond Philpott
CORPORATION                   )
in the presence of:-          )



EXECUTED AS A DEED and        )    /s/Charles Fitzherberg
DELIVERED   by   THOMPSON  CLIVE    )      Director/Authorised
Signatory
INVESTMENTS PLC acting by:    )
                                   /s/Susan Thompson
                                   Company
Secretary/Authorised Signatory


THE SEAL of CLARENDON TRUST   )    /s/Terence Le Sueur
COMPANY LIMITED was hereunto  )    Director
affixed in the presence of:   )
                                   /s/Nina Elliot
                                   Director/Secretary



THE SEAL of THE ROYAL BANK    )
OF SCOTLAND TRUST COMPANY     )
JERSEY LIMITED was hereunto affixed       )      /s/Andrew
Martin
in the presence of:           )    Director/Authorised
Signatory



THE SEAL
OF HSBC TRUSTEE               )
(JERSEY) LIMITED was hereunto )    /s/Martin Hibbs
affixed in the presence of:   )    -/Authorised Signatory

                                   /s/Nadia Sandison
                                   Authorised Signatory